    As filed with the Securities and Exchange Commission on October 20, 1997

                                                     REGISTRATION NO. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          SWISSRAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



           NEW YORK                     [              ]                 16-0950197
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)        Classification Number)       Identification Number)


                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016
                          UNITED STATES: (212) 545-0095
                         SWITZERLAND: 011-4141-919-9050

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 JOSEF LAUPPER,
                             SECRETARY AND TREASURER
                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             ROBERT G. ROBISON, ESQ.
                             DANIEL A.WUERSCH, ESQ.
                           MORGAN LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000




APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the discretion of the converting shareholders after the effective date of the Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         PROPOSED
                                                                          MAXIMUM                 PROPOSED
                                                  AMOUNT TO              OFFERING                 MAXIMUM
          TITLE OF EACH CLASS OF                     BE                    PRICE                 AGGREGATE               AMOUNT OF
             SECURITIES TO BE                    REGISTERED              PER SHARE                OFFERING              REGISTRATION
                REGISTERED                           (1)                    (2)                 PRICE(1)(2)                  FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value per share).....     5,000,000               $1.436                 $7,180,000              $2,175.00
====================================================================================================================================

(1) Includes 5,000,000 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. In accordance with Rule 457(c) of Regulation C, the estimated price for the Securities was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on October 10, 1997.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                          SWISSRAY INTERNATIONAL, INC.

                              CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K.


            Registration Statement Item and Heading                              Prospectus Caption
            ---------------------------------------                              ------------------
1.   Forepart of the Registration Statement and Outside
     Front Cover Page of the Prospectus.........................   Cover Page of Registration Statement;
                                                                   Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of
     Prospectus.................................................   Inside Front and Outside Back Cover Pages of
                                                                   Prospectus

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges..................................   Prospectus Summary; Risk Factors; The Company

4.   Use of Proceeds............................................   Prospectus Summary; Use of Proceeds

5.   Determination of Offering Price............................   Outside Front Cover Page of Prospectus

6.   Dilution...................................................   Risk Factors; Dilution

7.   Selling Security Holders...................................   Selling Holders and Plan of Distribution

8.   Plan of Distribution.......................................   Outside Front Cover Page of Prospectus;
                                                                   Selling Holders and Plan of Distribution

9.   Description of Securities to be Registered.................   Description of Capital Stock

10.  Interests of Named Experts and Counsel.....................   Legal Matters; Independent Auditors

11.  Information with Respect to Registrant.....................

     (a) (1)    Description of Business.........................   Prospectus Summary; Management's Discussion
                                                                   and Analysis of Financial Condition and
                                                                   Results of Operations; Business; The Company

         (2)    Description of Property.........................   Business -- Property

         (3)    Legal Proceedings...............................   Business -- Legal Proceedings

         (4)    Control of Registrant...........................   Not Applicable

         (5)    Nature of Trading Market .......................   Risk Factors; Selling Holders and Plan of
                                                                   Distribution

         (6)    Exchange Controls and Other Limitations
                Affecting Security Holders......................   Risk Factors; Description of Capital Stock

         (7)    Taxation........................................   Risk Factors

         (8)    Selected Financial Data.........................   Prospectus Summary; Selected Consolidated
                                                                   Financial Data

         (9)    Management's Discussion and Analysis of
                Financial Condition and Results of
                Operations......................................   Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations

         (10)   Directors and Officers of Registrant............   Management

         (11)   Compensation of Directors and Officers..........   Management

         (12)   Options to Purchase Securities from
                Registrant or Subsidiaries.....................    Management

         (13)   Interest of Management in Certain
                Transactions...................................    Certain Transactions

     (b) Financial Statements..................................    Financial Statements

12.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities............................    Information Not Required In Prospectus

            INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
             AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
           SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
         COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO
          BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
           BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
         OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL
          THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH
          SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO
         REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY
                                  SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 1997

                                   PROSPECTUS

                          SWISSRAY INTERNATIONAL, INC.

                        5,000,000 Shares of Common Stock




         This prospectus ("Prospectus") relates to the offer and sale of up to 5,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Swissray International, Inc., a New York corporation ("Swissray International, Inc." or the "Registrant"), which shares consist of up to 5,000,000 shares of Common Stock which are issuable to certain persons (the "Selling Holders") upon conversion of previously-issued convertible debentures (the "Convertible Debentures") and which shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in this Prospectus. The up to 5,000,000 shares of Common Stock offered hereby are herein referred to as the "Securities."

         The Securities may be offered and sold from time to time by the Selling Holders named herein or by their transferees, pledgees, donees or their successors pursuant to the Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or the purchasers of the Securities for whom such agents, underwriters or dealers may act. See "Selling Holders and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus. The Registrant will not receive any of the proceeds from the sale of the Securities by the Selling Holders.

         The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Registrant is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"), and any profit on the sale of the Securities by the Selling Holders and any commissions received by any such underwriters may be deemed to be underwriting commissions or discounts under the Act. See "Selling Holders and Plan of Distribution" for a description of indemnification arrangements.

         All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries. The executive offices of the Company are located at Swissray International, Inc., 200 East 32nd Street, Suite 34-B, New York, New York 10016. The telephone number is 212-545-0095 and the fax number 212-545-7912. The address in Switzerland is Industriestrasse 6, CH-6285 Hitzkirch, Switzerland and the telephone number in Switzerland is 011-4141-919-9050.



                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
              AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                    BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date,
(B) the date when the Selling Holders may sell all Securities under Rule 144 or
(C) the date the Selling Holders no longer own any of the Securities; (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              THE DATE OF THIS PROSPECTUS IS ____________ __, 1997.

                              AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Registrant. The address of such site is http:\\www.sec.gov.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the detailed information and financial information incorporated by reference herein appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. When used in this Prospectus, the words "believes," "expects," "intends," "anticipates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include the timing and acceptance of new product introductions, the actions of the Company's competitors, and those discussed under the caption "Risk Factors."


                                   THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR-Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR-Medical AG, the latter's wholly owned subsidiaries, Teleray AG, a Swiss corporation, and Swissray Deutschland (Rontgentechnik) GmbH (formerly known as SR-Medical GmbH), a German limited liability company, as well as through the Company's wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Empower, Inc., a New York corporation (d/b/a Swissray Empower, Inc.). Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company is active in the markets for diagnostic imaging devices for the health care industry. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a direct digital multi-functional X-ray system, the AddOn-Multi-System, and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing workstations operating on a Windows NT platform for the processing of digital image data. In addition, the Company is in the business of selling computer tomography systems, magnetic resonance systems and nuclear medicine systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to imaging systems. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including Picture Archiving and Communications Systems ("PACS").

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after sales-services of products manufactured by the Company and third parties (multi-vendor services).

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing by the Company of a Multi-Radiography System ("MRS"). Simultaneously, the Company developed the first SwissVision(TM) image post-processing system, which was able to convert analog images obtained in fluoroscopy into digital information. In 1993, the Company won the innovation award of the Chamber of Commerce of Central Switzerland for this post-processing system. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes. On April

1, 1997, the Company acquired Empower, Inc. ("Empower"). Since its incorporation in 1985, Empower has been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996.

                                  THE OFFERING

Common Stock Offered(1).....   Up to 5,000,000 shares of Common Stock.

Common Stock Outstanding
Before the Offering(2)(3)...   22,486,263

Common Stock Outstanding
After the Offering(4) ......

Use of Proceeds.............   The Registrant will not receive any of the
                               proceeds from the sale of any of the Securities.

Risk Factors................   The Securities offered hereby involve a high
                               degree of risk.  See "Risk Factors" commencing on
                               page 7 hereof.

Nasdaq SmallCap
Market Symbol ..............   SRMI

(1) Includes an aggregate of up to 5,000,000 shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

(2) Does not include (i) the Securities; (ii) an aggregate of up to 1,575,557 shares of Common Stock reserved for issuance upon the conversion of certain convertible debentures issued by the Registrant on July 31, 1997; (iii) 1,644,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant 1996 Non-Statutory Stock Option Plan (the "Plan"), (iv) 35,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the Plan; (v) an aggregate of up to 800,000 shares of Common Stock reserved for issuance upon the conversion of certain convertible debentures issued by the Registrant on April 28, 1997. See "Management -- Consulting Agreement," "-- Stock Option Plan" and "Description of Capital Stock."

(3) As of the close of business on October 9, 1997 there were 22,486,263 shares issued and outstanding held by 749 stockholders of the Registrant's Common Stock (as indicated on its transfer agent's certified list of stockholders as of October 9, 1997).

(4) Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Act, the Registrant cannot include herein information about the price to the public of the Common Stock.

SUMMARY FINANCIAL DATA

         The summary information below represents financial information of the Registrant for the fiscal years ended June 30, 1997, June 30, 1996, June 30, 1995 (six-month period), December 31, 1994 and December 31, 1993, which information was derived from the audited consolidated financial statements of the Registrant.



                                                                                YEARS ENDED
                                              -----------------------------------------------------------------------------
                                                                                (six months)
                                                  6/30/97          6/30/96       6/30/95(1)        12/31/94        12/31/93
                                              -----------       ----------       ----------      ----------       ---------
INCOME STATEMENT DATA:
   Net sales .............................     13,151,701       10,899,222        3,806,313       8,617,604       5,989,680
   Cost of goods sold ....................      8,445,414        5,793,306        2,484,253       5,362,698       4,181,393
                                              -----------       ----------       ----------      ----------       ---------

   Gross profit ..........................      4,706,287        5,105,916        1,322,060       3,254,906       1,808,287
   Gross profit margin (%) ...............             36%              47%              35%             38%             30%
   Selling, general and
     administrative expenses .............     15,165,898        8,591,679        2,307,231       3,175,269       2,094,078
   Unusual charges .......................             --               --               --              --              --
                                              -----------       ----------       ----------      ----------       ---------

   Operating (loss) income ...............    (10,459,611)      (3,485,763)        (985,171)         79,637        (285,791)
   Debt related fees .....................             --               --               --
   Other expense (income),
     net .................................       (314,133)      (1,003,933)       3,053,657          15,104          (6,719)
   Interest expense ......................        246,413          193,930          121,987         237,013         214,631
   (Loss) income from
     continuing operations
     before income taxes .................    (10,391,891)      (2,675,760)      (4,160,815)       (172,480)       (493,703)
   Income taxes ..........................        110,223         (364,648)        (338,975)         24,112              --
                                              -----------       ----------       ----------      ----------       ---------
   (Loss) income from
     continuing operations ...............    (10,502,114)      (2,311,112)      (3,821,840)       (196,592)       (493,703)
                                              ===========       ==========       ==========      ==========       =========
   (Loss) income per share
     from continuing
     operations ..........................           (.67)            (.18)            (.48)           (.03)           (.06)
                                              ===========       ==========       ==========      ==========       =========
BALANCE SHEET DATA:
   Working capital (deficit) .............      2,833,548        3,432,732        1,185,148      (1,235,884)        875,258
   Total assets ..........................     24,352,915       18,793,438       13,027,356       3,898,787       3,516,566
   Short-term debt, including
     current portion, long-
     term debt ...........................      4,210,849        2,737,183        2,954,410       2,842,530       2,145,011
   Long-term debt ........................      6,524,689               --          705,035         420,420         336,700
   Stockholders' (deficit)
   equity ................................      6,568,428       10,655,256        6,376,833        (798,499)       (429,357)
   Total shares outstanding
   at year end ...........................     19,694,433       14,185,064       12,035,064       7,850,064       7,850,064


------------------


(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Summary Financial Data for the period ended June 30, 1995 is for a six-month period.

                                  RISK FACTORS

         Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus before purchasing the Securities.

HISTORY OF LOSSES; PROFITABILITY UNCERTAIN

         As of June 30, 1995 the Registrant had accumulated losses on a consolidated basis of approximately $6,000,000. A substantial part of such losses resulted from activities unrelated to the Company's present operations. Since June 30, 1995, the Company has incurred additional net losses aggregating approximately $12,800,000. Such additional losses resulted from the significant expenses associated with the development of the Company's products, primarily its direct digital X-ray system, the AddOn-Multi-System, the building of the Company's organization and market position and the absence of a significant increase in sales as a result of the delay in the market introduction of certain of the Company's products. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new products and the competitive environment in which the Company operates. Although the Company is deriving operating revenue from its current operations, such revenue has not been sufficient to make the Company's operations profitable. There can be no assurance that the Company will be able to develop significant additional sources of revenue or that it will become profitable. Results of operations may fluctuate significantly and will depend upon successful introduction of the AddOn-Multi-System, market acceptance of new product introductions in the future and competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products," "-- Research and Development" and "-- Competition."

NEED FOR MARKET ACCEPTANCE OF THE ADDON-MULTI-SYSTEM

         The Company's future performance will depend to a substantial degree upon the market introduction and acceptance of the AddOn-Multi-System. The Company's marketing efforts to date have generated considerable awareness about the AddOn-Multi-System among radiologists. However, the extent of, and rate at which, the market introduction, acceptance and penetration can be achieved by the AddOn-Multi-System are functions of many variables, including, but not limited to, obtaining the necessary governmental approvals, price, effectiveness, acceptance by potential customers and manufacturing, training capacity and marketing and sales efforts. There can be no assurance that the AddOn-Multi-System will achieve or maintain acceptance in its target markets. Similar risks may confront other products developed by the Company in the future. See "Business -- Products" and "-- Regulatory Matters."

RELIANCE ON A SINGLE PRODUCT

         The Company has concentrated its efforts primarily on the development of the AddOn-Multi-System and will be dependent to a significant extent upon acceptance of that product to generate additional revenues. There can be no assurance that the AddOn-Multi-System will be successfully commercialized. There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than the AddOn-Multi-System. See "Business -- Products" and "-- Competition."

RELIANCE ON LARGE CUSTOMERS

         In the past, the Company has made a significant amount of sales to a few large customers. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. See Note 27 to the Consolidated Financial Statements June 30, 1997 and 1996 and "Business -- Sales and Marketing."

RISK OF CURRENCY FLUCTUATIONS

         The Company is subject to risks and uncertainties resulting from changes in currency exchange rates. Future currency fluctuations, to the extent not adequately hedged, could have an adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Currency on Results of Operations."

NO REGISTRATION UNDER "BLUE SKY" LAWS

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements, the Registrant will (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities; (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or
(E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         The Company does business in numerous countries, including the United States, Switzerland and Germany. In addition to the currency risks discussed above, the Company's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential inability to obtain regulatory approvals, different requirements as to product standards, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments or transfer of funds, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. Any adverse change in any of these conditions could have a material adverse effect on the Company's business or financial condition. See "-- Risk of Currency Fluctuations," "-- Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Taxes," "-- Effect of Currency on Results of Operations" and "Business -- Regulatory Matters."

COMPETITION; IMPROVEMENTS IN TECHNOLOGY

         The highly competitive markets in which the Company operates are characterized by rapid and significant technological change, evolving industry standards and new product introductions. The Company competes with numerous competitors, many of which are well-established in the Company's markets. Most competitors are divisions of larger companies with potentially greater financial and other resources than the Company.

         The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. If the Company's products or technologies become uncompetitive or obsolete, it will have a material adverse effect on the Company. See "Business -- Competition."

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

         The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. However, there can be no assurance that such applications will be granted. There can be no assurance that the Company's issued patents or other patents issued in the future will afford protection from material infringement or that such patents will not be challenged. The Company also relies on trade secrets and proprietary and licensed know-how, which it protects, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to, or independently developed by, competitors.

         There also can be no assurance that the Company's technology will not infringe upon the patents of others. In the event that any such infringement claim is successful, there can be no assurance that the Company would be able to negotiate with the patent holder for a license, in which case the Company could be prevented from practicing the subject matter claimed by such patent. In addition, there can be no assurance that the Company would be able to redesign its products to avoid infringement. The inability of the Company to practice the subject matter of patents claimed by others or to redesign its products to avoid infringement could have a material adverse effect on the Company.

         The Company has obtained a non-exclusive license for a term of two years to use certain software for its line of SwissVision(TM) postprocessing systems. There can be no assurance that this license will not be granted to a competitor of the company or that such license will be renewed on favorable terms with the Company or at all. See "Business -- Intellectual Property."

GOVERNMENT REGULATION

         The Company's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. The
Food and Drug Administration (the "FDA") actively enforces regulations prohibiting marketing without compliance with the pre-market approval provisions of products. A Section 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval may be necessary. The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products, which may delay or hinder a product's timely entry into the marketplace. While the Company has submitted the AddOn-Multi-System and its direct digital detector, the AddOn Bucky(TM), for Section 510(k) approval with the FDA, there can be no assurance that such approval will be obtained and that the AddOn-Multi-System may be marketed in the United States.

         The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations. The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect the timing of, or prevent the Company from obtaining, future regulatory approvals. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "-- Risks Associated With International Operations," "Business -- Markets" and "-- Regulatory Matters."

SALES TO HEALTH CARE INDUSTRY

         The Company's products are used exclusively in the health care industry, which is highly regulated. The health care industry in certain markets for the Company's products, including the United States, has experienced a significant pressure to reduce costs, which has led in some jurisdictions to substantial reorganizations and consolidations of health care providers or payors. Cost reduction efforts by the Company's customers may adversely affect the potential markets for the Company's products and services. It is also possible that legislation could be adopted in any of these jurisdictions which could increase such pressures or which could otherwise result in a modification of the private or public health care system or both or impose limitations on the ability of the Company to market its products in any such jurisdiction. Any such event or condition could have an adverse impact on the Company's business, financial condition or results of operations. See "Business -- Markets."

RELIANCE ON KEY MANAGEMENT

         The Company's business is highly dependent on the principal members of its management, marketing, research and development and technical staffs, and the loss of their services might impede the achievement of the Company's business objectives. In addition, the Company's future success will depend in part upon its ability to retain highly qualified management, scientific, technical and marketing personnel. There can be no assurance that the Company will be successful in retaining such qualified personnel or hiring additional qualified personnel. Losses of key personnel could have a material adverse effect on the Company's business. The Company has no key man life insurance policies with respect to any of its senior executives. See "Business -- Research and Development" and "Management -- Directors and Executive Officers of the Company."

LIMITED MANUFACTURING HISTORY WITH RESPECT TO ADDON-MULTI-SYSTEM; DEPENDENCE ON SOLE SOURCE SUPPLIERS

         The Company has limited experience with the manufacture and assembly of the AddOn-Multi-System in the volumes that will be necessary for the Company to generate significant revenues from the sale of the AddOn- Multi-System. The Company may encounter difficulties in scaling up its production or in hiring and training additional personnel to manufacture the AddOn-Multi-System. Future interruptions in supply or other production problems could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has only single sources for certain essential components of the AddOn-Multi-System. Interruptions in the supply of such components might result in production delays, each of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Reliance on A Single Product" and "Business -- Products."

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FINANCING

         There can be no assurance that the Company will not be required to seek additional equity or debt capital to finance its operations in the future. In addition, there can be no assurance that any such financings, if needed, will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. The inability to obtain sufficient funds may require the Company to delay, scale back or eliminate some or all of its research and product development programs, sales and marketing efforts, manufacturing and slide processing operations, clinical studies and/or regulatory activities or to grant licenses to third parties to commercialize products or technologies that the Company would otherwise seek to market and sell itself.

POTENTIAL RECALLS AND PRODUCT LIABILITY

         Any of the Company's products may be subject to recall for unforeseen reasons. The medical device industry has been characterized by significant malpractice litigation. As a result, the Company faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of its X-ray equipment, components, accessories or related services or other future potential products is alleged to have resulted in a false diagnosis and there can be no assurance that the Company will avoid significant liability. There also can be no assurance that the Company will be able to obtain adequate insurance coverage or that, if obtained, such coverage will continue to be available at an acceptable cost, if at all. Consequently, such claims could have a material adverse effect on the business or financial condition of the Company.

DILUTION; EFFECT OF OUTSTANDING CONVERTIBLE DEBENTURES AND CERTAIN SHARES; COMMON STOCK RESERVED

         The Company has outstanding convertible debentures and options to purchase Common Stock at prices that may be below the per share price to purchasers of the Company's Common Stock in the market. The exercise of such convertible debentures or options may have a dilutive effect on the investment of a holder of the Company's Common Stock. The market price of the Company's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of the applicable holding period under Regulation S. The sale of such stock could also adversely affect the ability of the Company to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

          The Company is authorized to issue up to 30,000,000 shares of Common Stock of which 22,486,263 shares were issued and outstanding at the close of business on October 9, 1997. The Company has reserved shares for issuance upon the conversion of convertible debentures and the exercise of options. However, there can be no assurance that in the future sufficient shares will be available for issuance and that the Company may not be required to enter into agreements with principal shareholders to obtain the necessary shares. See "Certain Transactions" and "Description of Capital Stock."

LIMITED PUBLIC MARKET; LIQUIDITY; POSSIBLE VOLATILITY OF STOCK PRICE

         The Common Stock is quoted on the Nasdaq SmallCap Market System under the symbol "SRMI." There can be no assurance that an active public market for the Common Stock can be sustained. The market price of the Common Stock could fluctuate significantly as a result of the Company's financial results, regulatory approval filings, clinical studies, technological innovations or new commercial products introduced by the Company or its competitors, developments concerning patents or proprietary rights, trends in the health care industry or in health care generally, litigation, the adoption of new laws or regulations or new interpretations of existing laws or regulations and other factors.

PROPOSED NEW LISTING STANDARDS FOR NASDAQ SECURITIES

          The Nasdaq Stock Market recently adopted certain changes to the standards for issuers with securities listed on Nasdaq. One of the changes included increasing the maintenance requirements for continued listing in the Nasdaq SmallCap Market, on which the Company's Common Stock is currently listed. While the Company currently is in compliance with the new maintenance requirements, it could cease to be in compliance in the future if it continues to incur substantial losses from operations. In this event, it is possible that the Common Stock would be delisted from the Nasdaq SmallCap Market.

ENVIRONMENTAL MATTERS

         The Company is subject to various environmental laws and regulations in the jurisdiction in which it operates. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "-- Environmental Matters" and "Business -- Environmental Matters."

                                   THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR-Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995, the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR-Medical AG, the latter's wholly owned subsidiaries, Teleray AG, a Swiss corporation, and Swissray Deutschland (Rontgentechnik) GmbH (formerly known as SR-Medical GmbH), a German limited liability company, as well as through the Company's wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Empower, Inc., a New York corporation (d/b/a Swissray Empower, Inc.). See Note 1 to the Consolidated Financial Statements June 30, 1995 and December 31, 1994 and 1993 and June 30, 1997 and 1996.

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, SR Medical AG entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing of a multi-radiography system ("MRS"). In 1996, this agreement was replaced with a new OEM Agreement ("Philips OEM Agreement") which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS System. Simultaneously, the Company developed the first SwissVision(TM) post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

         On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal authorizing division in the United States. On April 1, 1997, the Company acquired a controlling interest in Empower, Inc. ("Empower"), located in Glen Cove, New York. Since its incorporation in 1985, Empower has been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. During the fiscal year ended June 30, 1997, the Company created a new Information Solution Division which is engaged in services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division. On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. On October 17, 1997, SSG's three co-owners, Kenneth Montler, Michael Harle and Gary Durday signed three year employment agreements with the Company. Kenneth Montler has been appointed Chief Executive Officer of Swissray Medical Systems, Inc. Gary Durday has been appointed Chief Financial Officer of Swissray Medical Systems, Inc. and Michael Harle has been appointed Chief Executive Officer of Swissray Healthcare, Inc., which is intended to be engaged in providing maintenance management, capital planning and other services to hospital imaging departments and imaging centers. See "Prospectus Summary," "Business -- Research and Development."

                         DETERMINATION OF OFFERING PRICE

         Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), the Registrant cannot include herein information about the price to the public of the Common Stock.

                                 USE OF PROCEEDS

         The Registrant will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Holders. See "Selling Holders and Plan of Distribution."

                        MARKET PRICES AND DIVIDEND POLICY

         The Registrant's common stock, $.01 par value (the "Common Stock") is listed on the Nasdaq SmallCap Market and traded under the symbol SRMI. The following table sets forth, for the periods indicated, the range of high and low bid prices on the dates indicated for the Registrant's securities indicated below for each full quarterly period within the two most recent fiscal years (if applicable) and any subsequent interim period for which financial statements are included and/or required to be included.


                 Fiscal Year Ended June 30, 1996                              Quarterly Common Stock Price
                           By Quarter                                                  Ranges (1)
                 -------------------------------                              ----------------------------


Quarter                     Date                                             High                    Low
-------                     ----                                             ----                    ---
1st                         September 30, 1995(1)                          $6.8125                  $6.00

2nd                         December 31, 1995(1)                           $7.875                   $5.50

3rd                         March 31, 1996(1)                              $7.25                    $4.4375

4th                         June 30, 1996                                  $6.50                    $5.25



                 Fiscal Year Ended June 30, 1997                              Quarterly Common Stock Price
                           By Quarter                                                  Ranges (1)
                 -------------------------------                              ----------------------------


Quarter                     Date                                              High                   Low
-------                     ----                                              ----                   ---
1st                         September 30, 1996                             $5.0625                  $3.6875

2nd                         December 31, 1996                              $4.00                    $2.375

3rd                         March 31, 1997                                 $3.5625                  $1.6875

4th                         June 30, 1997                                  $3.250                   $1.4063


(1) The Registrant's Common Stock began trading on the Nasdaq SmallCap market on March 20, 1996 with an opening bid of $4.75. The following statement specifically refers to the Common Stock activity, if any, prior to March 20, 1996. The existence of limited or sporadic quotations should not of itself be deemed to constitute an "established public trading market." To the extent that limited trading in the Registrants's Common Stock took place, such transactions have been limited to the over-the-counter market. Until March 20, 1996, all prices indicated are as reported to the Registrant by broker-dealer(s) making a market in its common stock in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. Through such date the Registrant's Common Stock was not traded or quoted on any automated quotation system other than as indicated herein. The over-the-counter market and other quotes indicated reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

         As of the close of business on October 9, 1997 there were 749 stockholders of the Registrant's Common Stock (as indicated on its transfer agent's certified list of stockholders as of October 9, 1997).

         The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                                    DILUTION

As of June 30, 1997 the Company's net tangible book value per share was $0.08. "Net tangible book value per share" represents total tangible assets minus total liabilities divided by the number of shares outstanding. After giving effect to the funds received for the issuance of the Convertible Debenture (after deducting underwriting discounts, commissions and escrow fees) but without taking into account any other changes in such tangible book value after June 30, 1997, the net tangible book value per share would increase to $0.25, assuming a conversion price of $1.436. This represents an immediate increase in net tangible book value of $0.17 and an immediate dilution of $1.18 per share to purchasers of shares purchasing at the conversion price.


Swissray S-1

                                                    $        $
Offering price per share                                      1.436
Net tangible book value per Share before Offering    0.08
Increase in net tangible book value per share
  attributable to cash payments by purchaser         0.17
                                                    -----
Pro forma net tangible book value per Share
  after Offering                                               0.25
                                                              -----
Dilution from Offering price which will be
  absorbed by purchaser                                        1.18
                                                              =====

                                 CAPITALIZATION

The following table sets forth (i) the current liabilities and capitalization of the Company as of June 30, 1997 and (ii) the pro forma liabilities and capitalization as of June 30, 1997, adjusted to reflect the conversion of the Convertible Debentures (assuming a conversion price of $2.0525 per share(1)).

                                                          June 30, 1997
                                                          -------------

                                                    Actual          As Adjusted
                                                    ------          -----------
Current liabilities                                  11,259,798      11,259,798

Long-term liabilities, net of current                 6,524,689       6,524,689
portion

Total liabilities                                    17,784,487      17,784,487

Stockholders' equity:

         Common Stock, $.01 par value,               26,805,538      31,124,288
         30,000,000 shares authorized,
         19,694,433 issued and outstanding;
         22,130,487 as adjusted (1)

Accumulated (deficit)                               (20,237,110)    (20,237,110)

Total stockholders' equity                            6,568,428      10,887,178

Total liabilities and stockholders' equity           24,352,915      28,671,665

(1) Based on a conversion price of 80% of the average closing price of the Registrant's Common Stock during the five trading days prior to June 30, 1997.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (in thousands, except per share data)

         The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of and for the fiscal years ended December 31, 1993, December 31, 1994, June 30, 1995 (six-month period), June 30, 1996 and June 30, 1997 are derived from the consolidated financial statements of the Company.

                                                                    SWISSRAY INTERNATIONAL, INC.
                                                                            YEARS ENDED
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                   --------------------------------------------------------------
                                                                            (SIX MONTHS)
                                                     6/30/97      6/30/96      6/30/95      12/31/94    12/31/93
                                                    ---------    ---------    ---------    ----------  ----------
INCOME STATEMENT DATA:
   Net sales ....................................     13,151       10,899        3,806       8,618       5,989
   Cost of goods sold ...........................      8,445        5,793        2,484       5,363       4,181
                                                    --------      -------      -------     -------       -----
   Gross profit .................................      4,706        5,106        1,322       3,255       1,808
   Gross profit margin (%) ......................         36%          47%          35%         38%         30%
   Selling, general and
     administrative expenses ....................     15,166        8,592        2,307       3,175       2,094
   Unusual charges ..............................         --           --           --          --          --
                                                    --------      -------      -------     -------       -----
   Operating (loss) income ......................    (10,460)      (3,486)        (985)         80        (286)
   Debt related fees ............................
   Other expense (income), net ..................       (314)      (1,004)       3,054          15          (7)
   Interest expense .............................        246          194          122         237         215
   (Loss) income from continuing
     operations before income
     taxes ......................................    (10,392)      (2,676)      (4,161)       (172)       (494)
   Income taxes .................................        110         (365)        (339)         24          --
                                                    --------      -------      -------     -------       -----
   (Loss) income from continuing
     operations .................................    (10,502)      (2,311)      (3,822)       (196)       (494)
                                                    ========      =======      =======     =======       =====
   (Loss) income per share from
     continuing operations ......................       (.67)        (.18)        (.48)       (.03)       (.06)
                                                    ========      =======      =======     =======       =====
BALANCE SHEET DATA:
   Working capital (deficit) ....................      2,833        3,433       11,851      (1,236)       (875)
   Total assets .................................     24,353       18,793       13,027       3,899       3,517
   Short-term debt, including
     current portion, long-term
     debt and current portion of
   liabilities subject to
   compromise under
   reorganization proceedings ...................      4,211        2,737        2,954       2,843       2,145
     Long-term debt .............................      6,524           --          705         420         337
     Liabilities subject to
   compromise under
   reorganization proceedings ...................         --           --           --          --          --
   Stockholders' (deficit) equity ...............      6,568       10,655        6,377        (798)       (429)
   Total shares outstanding at
   year end .....................................     19,694       14,185       12,035       7,850       7,850
OTHER DATA:
   Ratio of Earnings to Fixed
      Charges ...................................        .44          .16          .80         .02         .08



------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company is active in the markets for products and services related to diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices. The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging. See "The Company" and "Business -- Products."

         The Company's marketing strategy is to offer to its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a multi-functional direct digital X-ray system, the AddOn-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible work stations operating on a Windows NT platform for the processing of digital image data. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified.

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after-sales services of products manufactured by the Company and third parties (multi-vendor services). The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including Picture Archiving and Communications Systems ("PACS").

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first OEM Agreement with Philips Medical Systems providing for the manufacturing by the Company of an MRS. In 1996, this agreement was replaced with a new OEM Agreement which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS system. See "The Company" and "Business -- Products."

         On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal marketing division in the United States. On April 1, 1997 the Company acquired a controlling interest in Empower, Inc. ("Empower"), located in Glen Cove, New York. Since its incorporation in 1985, Empower has been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. During the fiscal year ended June 30, 1997, the Company also created a new Information Solution Division which is engaged in the business of providing services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division. On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. On October 17, 1997, SSG's three co-owners, Kenneth Montler, Michael Harle and Gary Durday signed three year employment agreements with the Company. Kenneth Montler has been appointed Chief Executive Officer of Swissray Medical Systems, Inc. Gary Durday has been appointed Chief Financial Officer of Swissray Medical Systems, Inc. and Michael Harle has been appointed Chief Executive Officer of Swissray Healthcare, Inc., which is intended to be engaged in providing maintenance management, capital planning and other services to hospital imaging departments and imaging centers. See "The Company" and "Business -- Introduction."

        In 1993, the Company began to develop technologies related to direct digital radiography ("ddR"). It developed a post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. This first of the line of SwissVision(TM) postprocessing systems won the innovation award of the Chamber of Commerce of Central Switzerland in 1993. Simultaneously, the Company began the development of a direct digital detector using CCD technology to replace the film or phosphor plate bucky used in conventional and Computed Radiology systems.

        Originally, the Company intended to offer its digital detector, the AddOn Bucky(TM) as a retrofit product for conventional X-ray equipment. During the fiscal year ended June 30, 1997, however, the Company decided to change its strategy and to offer a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand and which is able to perform all examinations necessary in orthopedics, traumatology, chest examination rooms and emergency rooms. The primary reason for the Company's new strategy was management's belief that potential customers can achieve cost benefits with a multi-functional direct digital X-ray system compared to retrofitting existing equipment. These cost benefits result primarily from the fact that a multi-functional direct digital X-ray system only requires one detector, the most expensive part of a direct digital X-ray system, to replace the two bucky devices used in a typical conventional bucky room. In addition, because of an upcoming regulatory change in Europe, CE qualification will be required for all elements in an X-ray system if any components are exchanged. The Company was also concerned that the high quality of its product could not be guaranteed in a retrofitted X-ray system. Finally, a complete system offers significant advantages for potential customers and the Company in the after-sales market because suppliers of X-ray equipment typically are reluctant to extend product warranties and services to a product that is retrofitted with third party products. As a result, the Company believes that market acceptance of a complete system would be greater than that of the AddOn Bucky(TM) alone.

        The Company's new strategy with respect to the Company's direct digital technology required the incurrence of significant additional research and development expenses. Due to this effort, the AddOn-Multi-System could be developed during the fiscal year ended June 30, 1997 and the first product has been delivered to a customer during the first quarter of the 1997/98 fiscal year with additional deliveries scheduled for the second quarter of the 1997/98 fiscal year. See "Business -- Products," "-- Research and Development" and "--Regulatory Matters."

RESULTS OF OPERATION

         In 1995, the Company changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal period beginning on January 1, 1995 and ending on June 30, 1995. In order to make the comparison with the period ended June 30, 1995 more meaningful, the discussion contained herein compares the results of operations for the six-month period ended June 30, 1996 rather than the full fiscal year ended June 30, 1996 with the fiscal year ended June 30, 1995.

                         6/30/97   6/30/96   6/30/95  12/31/94  12/31/93
                         -------   -------   -------  --------  --------

Net Sales                 100.0%    100.0%    100.0%    100.0%   100.0%

Cost of goods sold         64.2%     53.2%     65.3%     62.2%    69.8%

Gross profit               35.8%     46.8%     34.7%     37.8%    30.2%

Selling, general and      115.3%     78.8%     60.6%     36.9%    35.0%
 administrative

Operating (Loss) Income   (79.5%)   (32.0%)   (25.9%)     0.9%    (4.8%)

Other expenses (Income)    (2.4%)    (9.2%)    80.2%      0.2%    (0.1%)

Interest expense            1.9%      1.8%      3.2%      2.8%     3.6%

(Loss) Income from
 Continuing Operations
 before Income Taxes      (79.0%)   (24.6%)  (109.3%)    (2.1%)   (8.3%)

Income Taxes                0.8%     (3.3%)    (8.9%)     0.3%     --

(Loss) Income from
 Continuing Operations    (79.8%)   (21.3%)  (100.4%)    (2.4%)   (8.3%)


FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996

        Net sales for the fiscal year ended June 30, 1997 were $13,151,701 compared to $10,899,222 for the fiscal year ended June 30, 1996.

        The 21% increase in net sales was partially due to the acquisition of Empower on April 1, 1997. The sale of conventional X-ray equipment, accessories and imaging equipment manufactured by third parties to customers in Europe and other markets outside the United States also increased by approximately 21%. Contributing factors to this increase were sales made under the Philips OEM Agreement and an order to deliver X-ray equipment to 21 hospitals located in Eastern Europe, which was filled in part during the fiscal year ended June 30, 1997. The Company made no sales of the AddOn-Multi-System during the fiscal year ended June 30, 1997. See "Business -- Products."

         Gross profits amounted to $4,706,287 or 36% of net sales for the fiscal year ended June 30, 1997 compared to $5,105,916 or 46.9% for the fiscal year ended June 30, 1996.

         The decrease in gross profits is attributable to a number of factors. During the fourth quarter of the fiscal year ended June 30, 1997, the Company's Swiss subsidiaries began to consistently allocate direct labor and manufacturing overhead expenses to costs of goods sold. Previously, consistent with Swiss accounting practice, such subsidiaries only allocated cost of material to cost of goods sold, whereas labor and overhead expenses were allocated to operating expenses. In addition, sales of low-margin products increased substantially. This is mainly attributable to increased sales of accessories, which are generally low-margin products, during the fourth quarter as a result of the acquisition of Empower and increased sales of CT systems from Elscint Ltd., a leading Israeli manufacturer of diagnostic imaging systems and other technologically advanced products ("Elscint"). Each of the foregoing contributed approximately 15% to the Company's net sales. See "Business -- Products."

         Operating expenses for the fiscal year ended June 30, 1997 were $15,165,898 or 115.3% of net sales compared to $8,591,679 or 78.8% of net sales for the fiscal year ended June 30, 1996. The principal items were research and development expenses of $5,786,158 or 46% of net sales for the fiscal year ended June 30, 1996 compared to $1,731,502 or 15.9% of net sales for the fiscal year ended June 30, 1997 and salaries (net of directors and officers compensation), which amounted to $2,059,396 or 15.6% of net sales for the fiscal year ended June 30, 1997 compared to $1,829,535 or 16.8% of net sales for the fiscal year ended June 30, 1996.

         Research and development expenses increased by 234% mainly due to the significant additional research necessary to implement the Company's new strategy with respect to its direct digital technology. Additional research and development expenses have also been incurred to develop the Bucky Diagnost TS system for Philips Medical Systems and to maintain the technological advantages of the Company's conventional X-ray equipment. Management considers the relative size of the research and development expenses for the fiscal year ended June 30, 1997 as extraordinarily high and expects a reduction of their relative size in the near future. However, significant research and development expenses will continue to be incurred for the development of new technologically advanced products and the continuing improvement of existing products. The increase of 64% in selling expenses is the result of the continuing strong efforts of the Company to build its market position in key markets (including the United States and Germany), develop new markets and lay the groundwork for a successful market introduction of the Company's direct digital AddOn-Multi-System. In addition, the Company has incurred expenses to develop products which are complementary to its AddOn-Multi-System (such as a digital C-arm system and a digital remote controlled fluoroscopy system). This will allow the Company to offer a full line of digital X-ray equipment. See "Business -- Research and Development."

         The Company's operating loss increased to $10,459,611 for the fiscal year ended June 30, 1996 from $3,485,763 for the fiscal year ended June 30, 1996. The increase in the Company's operating loss is due to the significant expenses associated with the development of the Company's products and the building of the Company's organization and market position on the one hand and the absence of a significant increase in sales as a result of the delay in the market introduction of certain of the Company's products, in particular the AddOn-Multi-System and the Bucky Diagnost TS on the other hand. After taking into account income tax benefits and extraordinary items of income (loss) the resulting net loss of the Company for the fiscal year ended June 30, 1997 increased to $10,889,628 from $1,891,612 for the fiscal year ended June 30, 1996. Extraordinary expenses include the write off of inventory and clean-up costs as a consequence of a fire which affected the Company's previous manufacturing facility. However, management of the Company expects to be able to recover such expenses at least in part under applicable insurance policies.

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND JUNE 30, 1995

         Net sales for the six-month period ended June 30, 1996 were $4,963,537 compared to $3,806,313 for the six-month period ended June 30, 1995.

         The 30% increase in net sales was due to a major increase in sales in Germany and the first sales of CT systems under the agreement with Elscint. In addition, service and spare part sales under the Philips OEM Agreement and in Switzerland increased materially. The Company also increased its sales in Swiss Francs by approximately 37% for the above-mentioned reasons as well as an increase in sales to Eastern Europe and the Far East.

         Gross profits amounted to $2,236,616 or 45% of net sales for the six-month period ended June 30, 1996 compared to $1,322,060 or 34.7% for the six-month period ended June 30, 1995. The 69% increase in gross profits is primarily attributable to the major increase in service and spare part sales which sales have a much higher gross margin than equipment sales.

         Operating expenses for the six-month period ended June 30, 1996 were $4,831,228 or 97.3% of net sales compared to $2,307,231 or 60.6% of net sales for the six-month period ended June 30, 1995. The principal items were salaries (net of officers' compensation) expenses of $734,389 or 19% of net sales for the six-month period ended June 30, 1995 compared to $696,812 or 14.0 % of net sales for the six-month period ended June 30, 1996 and research and development expenses, which amounted to $1,211,653 or 24.4% of net sales for the six-month period ended June 30, 1996 compared to $233,084 or 6.1% of net sales for the six-month period ended June 30, 1995.

         Research and development expenses increased by 419.8%. This significant increase in research and development expenses resulted primarily from increased expenses associated with the development of the AddOn Bucky(TM). Selling expenses decreased by 14.9%. See "Business -- Research and Development."

         The Company's operating loss decreased to $1,908,271 for the six-month period ended June 30, 1996 from $4,160,815 for the six-month period ended June 30, 1995. The decrease in the Company's operating loss was due to the fact that the Company paid consulting fees of $3,050,000 toward the acquisition of SR Medical AG and subsidiaries in June 1995. Without taking into account the expenses paid for such consulting services, the Company would have had an increase of $797,456 in operating losses for the six-month period ended June 30, 1996 compared with the six-month period ended June 30, 1995, mainly due to an increase in research and development expenses. After taking into account income tax benefits and extraordinary items of income (loss), the resulting net loss of the Company for the six-month period ended June 30, 1996 decreased to $1,124,123 from $3,406,145 for the six-month period ended June 30, 1995. Extraordinary items included a gain on the sale of marketable securities of $419,500, net of income taxes of approximately $343,000.

FISCAL YEAR 1994

         Net sales for the fiscal year ended December 31, 1994 were $8,617,604.

         Gross profits amounted to $3,254,906 or 37.8% of net sales for the fiscal year ended December 31, 1994.

         Operating expenses for the fiscal year ended December 31, 1994 were $3,175,269 or 36.8% of net sales. The principal items were salaries (net of officers' compensation) expenses of $1,127,474 or 13% of net sales for the fiscal year ended December 31, 1994 and other operating expenses, which amounted to $748,157 or 8.7% of net sales for the fiscal year ended December 31, 1994.

         Research and development expenses were $103,675 for the fiscal year ended December 31, 1994. During the fiscal year 1994, research and development costs consisted primarily of expenses related to the development of the AddOn Bucky(TM).

         The Company's operating loss was $172,480 for the fiscal year ended December 31, 1994. After taking into account income tax provisions, the resulting net loss of the Company for the fiscal year ended December 31, 1994 was $196,592. There were no extraordinary expenses recorded for the fiscal year ended December 31, 1994.

FINANCIAL CONDITION
FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996

         Total assets of the Company on June 30, 1997 increased by $5,559,477 to $24,352,915 from $18,793,438 on June 30, 1996, primarily due to the acquisition of Empower and a new office and production facility in Hochdorf, Switzerland. Current assets increased $2,522,432 to $14,093,346 on June 30, 1997 from $11,570,914 on June 30, 1996. The increase in current assets is primarily attributable to the increase of accounts receivable as a consequence of the acquisition of Empower and the increase in inventory due to an increased amount of orders to be filled within the first quarter of the fiscal year ending June 30, 1998. Other assets decreased $161,290 to $5,922,952 on June 30, 1997 from
$6,084,242 on June 30, 1996. The decrease of other assets was primarily due to a decrease in long-term accounts receivable, which was partially offset by an increase in intangible assets.

         On June 30, 1997, the Company had total liabilities of $17,784,487 compared to $8,138,182 on June 30, 1996. On June 30, 1997, current liabilities were $11,259,798 compared to $8,138,182 on June 30, 1996. The increase in current liabilities was primarily due to the incurrence of a mortgage to finance in part the acquisition of the new Hochdorf facility. Management currently intends to refinance this mortgage, which may be terminated on three months notice, with a long-term mortgage. In addition, as a result of the acquisition of Empower, there was an increase in accounts payable. On June 30, 1997, the Company also had $6,000,000 principal amount of convertible subordinated debentures. Such debentures bore interest at 6% per annum and were repayable at maturity in Common Stock of the Registrant. As of June 30, 1997, all of such convertible debentures could be converted into Common Stock of the Registrant at a price equal to 80% of the average closing price during the five trading days preceding the date of conversion, subject, with respect to $2 million principal amount of debentures with a maturity date of April 28, 1998, to a minimum conversion price of $2.50. $2 million principal amount of the remaining debentures with a maturity date of May 15, 2000 and $2 million principal amount of such debentures with a maturity date of June 13, 2000 were refinanced on July 31, 1997 with the proceeds of the issuance of $4,262,500 principal amount of convertible debentures. Such debentures may have a dilutive effect on the investment of stockholders of the Registrant upon conversion or payment of the principal at maturity, but no funds of the Company are expected to be used for their repayment. See "Risk Factors -- Dilution; Effect of Outstanding Convertible Debentures and Certain Shares."

         At June 30, 1997, long-term debt net of the current portion thereof amounted to $524,689 compared to $0 at June 30, 1996. The increase in long-term debt resulted from the incurrence of new debt obligations and the reclassification of certain existing debt as long-term debt.

         Working capital at June 30, 1997 was $2,833,548 compared to $3,432,732 at June 30, 1996.

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND JUNE 30, 1995

         Total assets of the Company on June 30, 1996 increased by $5,766,082 to $18,793,438 from $13,027,356 on June 30, 1995, primarily due to the increase in current assets and property and equipment. Current assets increased $4,440,278 to $11,570,914 on June 30, 1996 from $7,130,636 on June 30, 1995. The increase in current assets was attributable to an increase in cash, accounts receivable, inventories and prepaid expenses as a result of the significant growth of the Company's overall activities. Other assets increased $535,221 to $6,084,242 on June 30, 1996 from $5,549,021 on June 30, 1995. The increase of other assets was primarily due to the increase in long-term accounts receivable.

         On June 30, 1996, the Company had total liabilities of $8,138,182 compared to $6,650,523 on June 30, 1995. On June 30, 1996, current liabilities were $8,138,182 compared to $5,945,488 on June 30, 1995. The increase in current liabilities is primarily due to the increase in accounts payable and accrued expenses as a result of the growth of the Company's activities.

         At June 30, 1996, long-term debt net of the current portion thereof amounted to $0 compared to $705,035 at June 30, 1995. Long-term debt has been repaid in full amount.

         Working capital at June 30, 1996 was $3,432,732 compared to $1,185,148 at June 30, 1995.

FISCAL YEAR 1994

         Total assets of the Company on December 31, 1994 were $3,898,787. Current assets were $3,040,982 on December 31, 1994. Other assets were $566,476 on December 31, 1994.

         On December 31, 1994, the Company had total liabilities of $4,697,286. On December 31, 1994, current liabilities were $4,276,866.

         At December 31, 1994, long-term debt net of the current portion thereof amounted to $420,420.

         Working capital at December 31, 1994 was $(1,235,884).

CASH FLOW AND CAPITAL EXPENDITURES
FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996

         Cash used by operating activities for the fiscal year ended June 30, 1997 increased to $10,684,988 from $3,658,665 for the fiscal year ended June 30, 1996 and cash used by investing activities increased to $3,668,196 for the fiscal year ended June 30, 1997 from $1,171,120 for the fiscal year ended June 30, 1996. Cash flow from financing activities for the fiscal year ended June 30, 1997 was $14,752,928 compared to $5,788,694 for the fiscal year ended June 30, 1996.

         The Company's capital expenditures totaled $3,431,375 for the fiscal year ended June 30, 1997 compared to $932,066 for the fiscal year ended June 30, 1996. Capital expenditures were primarily incurred for the purchase of the Hochdorf facility and equipment. The increased financing needs resulted primarily from the significant research and development expenses necessary in connection with the development of the AddOn-Multi-System, the purchase of the Hochdorf facility and the initiation and expansion of the Company's sales organization in Europe and in the United States. See "Business -- Products,"
"-- Sales and Marketing" and "-- Research and Development."

         The Company financed its liquidity needs during the fiscal year ended June 30, 1997 primarily with the issuance of $13,300,000 principal amount of convertible debentures and the issuance of Common Stock for a consideration of $2 million in the aggregate. The Company anticipates that its use of cash will be substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the improvement of the new Hochdorf facility, the continuation of the strengthening and expansion of the Company's marketing organization and, to a lesser degree, ongoing research and development projects. The Company expects that funding for these expenditures will be available out of the Company's cash reserves, future cash flow and, with respect to the improvements of the Hochdorf facility, the incurrence of mortgaged debt. However, the availability of a sufficient future cash flow will depend to a significant extent on the marketability of the Company's AddOn-Multi-System. Accordingly, the Company may be required to issue additional convertible debentures or equity securities to finance such capital expenditures and working capital requirements. There can be no assurance whether or not such financing or the anticipated debt financing of the improvements to the Hochdorf facility will be available. See "Risk Factors -- Future Capital Needs and Uncertainty of Additional Financing."

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND JUNE 30, 1995

         Cash used by operating activities for the six-month period ended June 30, 1996 increased to $2,511,188 from $1,165,279 for the six-month period ended June 30, 1995 and cash used by investing activities decreased to $789,792 for the six-month period ended June 30, 1996 from $961,379 for the six-month period ended June 30, 1995. Cash flow from financing activities for the six-month period ended June 30, 1996 was $983,129 compared to $4,850,310 for the six-month period ended June 30, 1995.

         The Company's capital expenditures totaled $572,783 for the six-month period ended June 30, 1996 compared to $80,714 for the six-month period ended June 30, 1995. Capital expenditures were primarily for the purchase of equipment. The increased financing needs resulted primarily from the increase in research and development expenses and the increased inventory level of June 30, 1996.

FISCAL YEAR 1994

         Cash used by operating activities for the fiscal year ended December 31, 1994 was $728,865 and cash used by investing activities was $32,007 for the fiscal year ended December 31, 1994. Cash flow from financing activities for the fiscal year ended December 31, 1994 was $697,519.

         The Company's capital expenditures totaled $88,600 for the fiscal year ended December 31, 1994. Capital expenditures were primarily for the purchase of equipment.

EFFECT OF CURRENCY ON RESULTS OF OPERATIONS

         The result of operations and the financial position of the Company's subsidiaries outside of the United States is reported in the relevant foreign currency (primarily in Swiss Francs) and then translated into U.S. dollars at the applicable foreign exchange rate for inclusion in the Company's consolidated financial statements. Accordingly, the results of operations of such subsidiaries as reported in U.S. dollars can vary significantly as a result of changes in currency exchange rates (in particular the exchange rate between the Swiss Franc and the U.S. dollar). For the fiscal year ended June 30, 1996 the Swiss Franc depreciated by approximately 11% against the U.S. dollar compared to the rate in effect during the fiscal year ended June 30, 1996. If such exchange rate had remained in effect, the Company's net sales and net loss would have been higher by approximately $2,788,209 and $2,335,548, respectively. See "Risk Factors -- Risk of Currency Fluctuation."

TAXES

         The Company is subject to taxation in many jurisdictions throughout the world. The Company's effective tax rate and tax liability is affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which the Company transfers funds between jurisdictions and income is repatriated, and future changes in law. Generally, the tax liability for each legal entity is determined either (i) on a non-consolidated basis or (ii) on a consolidated basis only with other entities incorporated in the same jurisdiction, in either case without regard to the taxable losses of non-consolidated affiliated entities. As a result, the Company may pay income taxes in certain jurisdictions even though the Company on an overall basis incurs a net loss for the period.

ENVIRONMENTAL MATTERS

         The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates. The Company, like many of its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations. The Company does not currently anticipate any material capital expenditures for environmental control technology. Some risk of environmental liability is inherent in the Company's business, and there can be no assurance that material environmental costs will not arise in the future. However, the Company does not anticipate any material adverse effect on its results of operations or financial condition as a result of future costs of environmental compliance. See "Risk Factors -- Environmental Matters" and "Business -- Environmental Matters."

INFLATION

         Inflation can affect the costs of goods and services used by the Company. The competitive environment in which the Company operates limits somewhat the Company's ability to recover higher costs through increased selling prices. Moreover, there may be differences in inflation rates between countries in which the Company incurs the major portion of its costs and other countries in which the Company sells its products, which may limit the Company's ability to recover increased costs, if not offset by future increases of selling prices. To date, the Company's sales to high-inflation countries have either been made in Swiss Francs or U.S. dollars. Accordingly, inflationary conditions have not had a material effect on the Company's operating results.

SEASONALITY

         The Company's business has historically experienced a slight amount of seasonal variation with sales in the first fiscal quarter slightly lower than sales in the other fiscal quarters due to the fact that the Company's first quarter coincides with the summer vacations in certain of the Company's markets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         No disagreements with accountants on accounting and financial disclosure matters existed during the Company's fiscal year ended June 30, 1997.

                                    BUSINESS

OVERVIEW

         The Company is active in the markets for diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices. The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging.

         X-rays were discovered in 1895 by Wilhelm Konrad Rontgen. Shortly thereafter, X-ray imaging found numerous applications for medical diagnostic and non-medical purposes. Today, medical X-ray imaging is a fundamental tool in bone and soft tissue diagnosis. X-ray diagnosis is primarily used in orthopedics, traumatology, gastro-enterology, angiography, urology, pulmology, mammography and dentistry. The principal elements of a diagnostic X-ray system are the X-ray generator, the X-ray tube and the bucky device. The generator generates high tension, which is converted into X-rays in the X-ray tube. The X-rays so created are then penetrating a patient's body and subsequently expose a film contained in the bucky device. Following exposure, the film is chemically processed and dried in a dark room. A typical room used for general X-ray examinations (bucky room) contains an X-ray system which includes a table with a bucky device for examinations of recumbent patients (bucky table) and a wall stand with a second bucky device for examinations of sitting and standing patients (bucky wall stand).

         The film used in conventional X-ray systems has certain inherent disadvantages, including the significant amount of time and operating expenses associated with the handling, processing and storage thereof, the need for chemicals to develop films and the environmental concerns related to their disposal. Additional expenses and inconveniences arise in connection with the storage, duplication and transportation of conventional films. The following X-ray systems have been developed to overcome these disadvantages: scanning devices, phosphor plate or Computed Radiography(TM) ("CR") systems and direct digital radiography ("ddR") systems. Scanning devices are used to convert existing X-ray images into a digital form. While the use of scanning devices permits the electronic storage, retrieval and transmission of X-ray images, they do not eliminate the other inconveniences of conventional films and add time and expenses associated with the scanning process. In a CR system the film cassette is replaced with a phosophor plate which is electrically charged by X-rays. The electrical charges on this phosphor plate are then converted into digital information by a laser scanner. Although this system has the advantage that the phosphor plates are reusable and the inconveniences related to the development of X-ray films are eliminated, it does not achieve instant images and a significant amount of time and operating expenses are required in connection with the handling and scanning of the phosphor plates. Additional expenses arise due to the fact that phosphor plates have a limited lifespan.

         DdR technology is designed to eliminate the disadvantages and significant operating costs associated with conventional X-ray systems and CR systems. With ddR technology digital information can be made available for diagnostic purposes within a few seconds after an X-ray image is taken without any additional steps, thereby reducing processing time and related operating expenses. Direct digital X-ray technology uses either charge coupled devices ("CCD") arrays, amorphous silicon panels or silicium drums to convert X-rays into digital information. To the Company's knowledge, no silicon or silicium-based technology is currently available for purposes of general X-ray diagnosis. To the Company's knowledge, the only CCD based direct digital technology available for general diagnostic purposes is the Company's AddOn Bucky(TM). While other CCD based direct digital X-ray systems are used for dental X- ray imaging and chest examinations, the Company believes that neither such technologies nor the silicium based technology used in a chest examination system offered by one of the Company's competitors can easily be adapted for general diagnostic purposes because none of them is capable of providing the resolution necessary to obtain digital information with sufficient diagnostic value on a standard 14' by 17' X-ray image.

PRODUCTS

         The Company's marketing strategy is to offer to its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services such as consulting and after-sales services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, the direct digital AddOn-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing work stations operating on a Windows NT platform. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified.

         DIGITAL ADDON-MULTI-SYSTEM/SWISSVISION

         The AddOn-Multi-System, which includes a SwissVision(TM) workstation for the postprocessing of digital image data and the transfer of such data through central networks or via telecommunications systems, is a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand. It is the first direct digital radiography system available which allows all plane X-ray examinations on the recumbent, upright and sitting patient necessary in orthopedics, traumatology, chest examination rooms and emergency rooms. The AddOn-Multi-System uses the Company's AddOn Bucky(TM) as the digital detector. The AddOn Bucky(TM) is able to make available an X-ray image in a direct digital way for diagnostic study within 16 to 20 seconds. As a consequence, the efficiency and the throughput of the bucky room can be increased. The Company believes that a significant advantage of the Company's AddOn-Multi-System is the fact that a variety of X-ray examinations can be made with the use of only one digital detector, the most expensive part of an X-ray system using direct digital technology.

         During the 100 years in which X-ray imaging has been used for medical purposes, there has been a continuous trend to improve image quality, to reduce the radiation dose and to improve the ergonomic features of X-ray equipment. Management believes that the ddR technology developed by the Company will take this development to the next level because the ergonomically advanced AddOn-Multi-System provides excellent image quality with minimal radiation doses and at the same time reduces operating expenses through the elimination of films, phosphor plates or cassettes and the handling, development and storage thereof.

         The Company's line of SwissVision(TM) postprocessing workstations permit the postprocessing of digital X-ray images, including section, zooming, enlargement, soft tissue and bone structure imaging, accentuation of the limitation of the joints, noise suppression, presentation of different fields of interest within an area and archiving and transferring the data through central networks and telecommunication systems. In addition, the SwissVision(TM) post-processing workstations are able to analyze data stored with respect to a particular patient. As a result, consistent image quality of different images of the same patient can be achieved. The workstations operate on a Windows NT platform and are DICOM 3.0 compatible. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including PACS.


         CONVENTIONAL X-RAY EQUIPMENT, IMAGING SYSTEMS, COMPONENTS AND
ACCESSORIES

         The Company manufactures and sells conventional diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. The conventional X-ray equipment manufactured by the Company includes X- ray generators, basic X-ray equipment, bucky table systems, mobile X-ray systems, mobile C-arm systems, fluoroscopy systems, urology systems and remote controlled examination systems. In addition, the Company sells components and accessories for X-ray systems. In general, the components and accessories for X-ray equipment sold by the Company are manufactured by third parties. In Switzerland, the Company is the exclusive distributor of CT systems, MRI systems and NM systems manufactured by Elscint.

         ORIGINAL EQUIPMENT MANUFACTURING (OEM)

         On June 11, 1996, the Company entered into a new OEM Agreement (the "Philips OEM Agreement") with Philips Medical Systems which replaced the previous OEM Agreement with Philips Medical Systems, dated July 29, 1992. The Philips OEM Agreement provides for the production of two conventional X-ray systems, the Bucky Diagnost TS bucky table and a Multi Radiography System ("MRS"), which is approved by the World Health Organization ("WHO") as a World Health Imaging System for Radiology ("WHIS-RAD"). As a result, the Company's MRS system may be tendered in projects financed by the World Bank. Under the Philips OEM Agreement these two products are marketed worldwide by Philips Medical Systems through its existing distribution network. The initial term of the Philips OEM Agreement expires on December 31, 2000 and may be extended for additional periods of 12 months.

         SERVICES

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after-sales services of products manufactured by the Company and third parties. Maintenance management (or asset management) services for imaging equipment include the management of after-sales services with respect to different kinds and brands of imaging equipment (multi-vendor services). Capital planning services include consulting services in connection with the acquisition, disposition or refurbishment of imaging equipment.

MARKETS

         PRODUCT MARKETS

         The Company estimates that the global market for X-ray equipment and accessories is approximately $5 billion, 45% of which is in the United States, 26% in Western Europe, 19% in Japan and 10% in the rest of the world (Sources:
National Electrical Manufacturers Association; Market Line). The Company's principal markets for its X-ray equipment, components and accessories by country are Switzerland, the United States and Germany constituting 17%, 15% and 11% of the Company's sales during the fiscal year ended June 30, 1997 respectively. For the fiscal year ended June 30, 1997, 22% of the Company's sales were made in Eastern Europe, primarily attributable to the delivery of conventional X-ray equipment to hospitals located in Eastern Europe under a contract financed by the Swiss government. The Company believes that because of the need to bring medical services to Western standards, Eastern Europe continues to offer interesting opportunities as a market for the Company's conventional X-ray equipment and accessories. The Company has also been able to gain access to markets in Asia, the Middle East and Africa. See "-- Sales and Marketing."

         The Company believes that the principal markets for its direct digital X-ray equipment are located in North America and Western Europe, where the first sales of the AddOn-Multi-System have been made. The Company submitted both its AddOn Bucky(TM) and the AddOn-Multi-System to the FDA for Section 510(k) clearance. The Company expects that the necessary authorization to market the AddOn-Multi-System in the United States should be forthcoming. However, no assurance can be given as to when or if at all such authorization will be obtained. Upon obtaining the required approval from the FDA, the Company intends to sell the AddOn-Multi-System in the United States through its subsidiaries and other channels. See "Risk Factors -- Government Regulation" and "Business -- Regulatory Matters."

         SERVICE MARKETS

         The Company estimates that the worldwide market for services related to X-ray equipment, including maintenance management and capital planning, is approximately $44 billion, of which approximately $40.5 billion (or 92%) relate to after-sales services. The markets for maintenance management and capital planning amount to $3.4 billion or 8% of the total market for services related to X-ray equipment. The principal markets for after-sales services are the United States (45%), Western Europe (26%) and Japan (19%). The Company expects that as the installed base of X-ray equipment grows, the market for after-sales services will also expand. Additional growth may result from a general increase in the demand for such services. To date, a significant market for maintenance management and capital planning has only developed in the United States as a result of the impact of managed care plans and health maintenance organizations ("HMOs") on the health care industry. The Company expects that in the future there will be a similar trend in Europe, which may lead to the development of a market for such services in Europe. See "-- Products" and "-- Sales and Marketing."


SALES AND MARKETING

         The Company's customers are hospitals, clinics, radiology centers and physicians generally. The Company is marketing its products and services primarily through its own sales force in Switzerland, Germany and Eastern Europe and through resellers in these and other markets in Europe, the Middle East, Africa, Asia, Canada and Latin America. In the United States, the Company plans to market its products and services primarily through subsidiaries on the East Coast and West Coast and through resellers in other markets in the United States. In the United States, the Company plans to also enter the markets for maintenance management and capital planning services for imaging equipment. The Company plans to offer such services through its recently created Swissray Healthcare, Inc located in Gig Harbor, Washington. The Company is also offering products and services related to networking, electronic archiving and distribution, including PACs, through the Swissray Information Solution division.

         Two of the Company's products, the MRS system and the Bucky Diagnost TS system, are distributed worldwide through Philips Medical Systems.

         The Company believes that in the foreseeable future there will be a continuous world-wide growth in the markets for complete X-ray systems, components, accessories and related services because of the improvement of health care services in developing countries and Eastern Europe and the necessity to meet increasingly stricter regulations with respect to radiation dosage and other safety features and environmental hazards in many jurisdictions. With the transition from conventional to digital X-ray systems, the demand for products and services related to networking, archiving and electronic distribution of digital X-ray images will grow in industrialized countries. In these markets the demand for conventional X-ray equipment, accessories and related services will decrease over time. As a result of the continuing cost pressure on health-care providers in the United States, the Company expects the demand for maintenance management and capital services to grow in the near future. See "-- Markets."

         In the past, the Company has made a significant amount of sales of conventional X-ray equipment to a few large customers. For the fiscal year ended June 30, 1997 sales to the Company's two largest customers accounted for approximately 33% of all revenues while sales to the Company's single largest customer during such period accounted for approximately 18% of all revenues. During the fiscal year ended June 30, 1997, 15% of the Company's sales were made to Philips Medical Systems and 18% of the Company's sales were made to Gesellschaft fur Elektronische Rohren Comet Bern, as general contractor for the sale of conventional X-ray equipment to hospitals in Eastern Europe financed by the Swiss government.

          The Company considers the relationship with its largest customers to be satisfactory. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company expects that as sales of its AddOn-Multi-System increase, the Company's revenue will be less dependent on a few large customers. See "Risk Factors -- Reliance on Large Customers" and Note 27 to the Company's Consolidated Financial Statements.

RESEARCH AND DEVELOPMENT

         During the fiscal year ended June 30, 1997, the Company incurred expenses related to research and development of $5,786,158 (accounting for 38% of the Company's operating expenses), compared to $1,700,000 (accounting for 20% of the Company's operating expenses) during the previous fiscal year and $1,211.653 (or 10.1% of the Company's operating expenses) during the 6-month period ended June 30, 1995. The increase of the Company's research and development expenses by 234% from the fiscal year ended June 30, 1995 to the fiscal year ended June 30, 1996 resulted primarily from the Company's decision not to market the AddOn Bucky(TM) as a retrofit product for existing conventional bucky table X-ray systems, but rather to offer a complete multi-functional direct digital X-ray system which combines a conventional bucky table and a bucky wall stand and includes a postprocessing system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The Company will continue to have significant research and development expenses associated with the development of new products (including diagnostic hardware and software products and new digital X-ray products) and improvements to existing products manufactured by the Company. New products currently being developed by or on behalf of the Company include a new digital C-arm system, a digital remote controlled fluoroscopy system, a conventional bucky-table system and a multi-functional floating table.

         As of June 30, 1997, the Company employed six people in research and development. The number of people employed in research and development has increased by 50% since June 30, 1996. The Company is outsourcing certain research and development activities (such as the development of the Company's mobile units, C-arm systems and fluoroscopy tables) and intends to continue this policy in the future. On April 1, 1997, Dr. med. Felix Riedel, a well-known specialist in radiology and nuclear medicine with twenty years of clinical and scientific experience in the United States and Europe joined the Company as head of the Company's research and development department. Dr. Riedel has received numerous awards for his achievements in diagnostic radiology from scientific and academic institutions. He is a member of the Swiss Society of Radiology, a full voting member of the International Society of Magnetic Resonance Imaging and a corresponding member of the North American Society of Radiology. See
"-- Employees."

         The Company has established a scientific board to support its research and development projects and to enable the Company to develop technologically advanced products. The Company believes that the integration of academic institutions and hospitals will allow the Company to save research and development expenses and will provide it with access to clinical and scientific experience and know-how. Currently, the following individuals have been appointed to this scientific board: Dr. med. Felix Riedel, Chairman, Prof. Dr. med. Michael Meves, head of the Central Radiology Department at the Northeast Hospital in Frankfurt/Main, Germany, Prof. Dr. med. Hanfried Weigand, head of the Central Radiology Department of the Horst-Schmidt-Clinic in Wiesbaden, Germany, Dr. med. Paul Jegge, Co-head of the Radiology Department at the Regional Hospital, Langenthal, Switzerland, Hans Behrendt, General Manager of Elscint GmbH, and Michael L. Baker, head of the Company's Information Solution division.

RAW MATERIALS AND SUPPLIERS

         The Company has a policy of outsourcing the manufacturing of components for its X-ray equipment whenever such outsourcing is more efficient and cost effective than in-house production. In particular, components for which serial production is available are produced by third-party manufacturers according to Company specifications. Generally, the X-ray accessories sold by the Company are manufactured by third parties.

         There is virtually no stock of finished X-ray equipment on the Company's premises for any extended period of time since X-ray equipment is generally manufactured at a customer's request. The Company stocks such components and accessories as it deems necessary. At June 30, 1997 finished products accounted for approximately 21% of inventory while raw material, parts and supplies accounted for approximately 67% of inventory and work in process for approximately 12%.

         In general, key components for the Company's X-ray equipment can be obtained from several sources and the Company has entered into supply agreements with certain of its suppliers. The CCD camera, a key component of the AddOn Bucky(TM), has been developed on the Company's behalf by the Philips Components division of Philips GmbH, Hamburg. Philips Components has entered into an exclusive supply agreement with the Company (which is currently being restated) and the Company considers its relationship with Philips Components to be satisfactory. While other suppliers of CCD cameras are available, a significant amount of time would be required to integrate a CCD camera of another supplier into the Company's AddOn-Multi-System and there can be no assurance that such integration could be achieved in a timely manner. The Company believes that there is no anticipated shortage in the supply of key components for its X-ray equipment. See "Risk Factors -- Limited Manufacturing History with Respect to AddOn-Multi-System; Dependence on Sole Source Suppliers."

BACKLOG

         Management estimates that as of the end of the fiscal year ended June 30, 1997, the Company had an order backlog of $10,500,000 for conventional X-ray equipment as compared to $25,000,000 as of June 30, 1996 and $30,000,000 for digital X-ray equipment compared to $30,000,000 as of June 30, 1996. The Company believes that substantially the entire order backlog for conventional X-ray equipment (which consists primarily of orders under the Philips OEM Agreement) will be filled during the current fiscal year. With respect to the backlog for digital X-ray equipment, the Company expects to fill such orders (which primarily relate to one customer) within 12 to 18 months. However, due to political circumstances beyond the Company's control in the countries to which certain of such equipment is expected to be sold no assurance can be given that all of such orders will be filled during such time period or at all. While the Company expects to continue to have a certain order backlog for conventional X-ray equipment in the future because of the Philips OEM Agreement, the order backlog for digital X-ray equipment is likely to be substantially reduced in the future as the Company estimates that orders for such equipment will typically be filled within three months.

COMPETITION

         X-RAY EQUIPMENT MARKET

         The markets in which the Company operates are highly competitive. Most of the Company's competitors are significantly larger than the Company and have access to greater financial and other resources than the Company. The principal competitors for the Company's X-ray equipment are General Electric, Siemens, Toshiba,

Trex Medical, Shimatsu, Picker and Philips. In general, it is the Company's strategy to compete primarily based on the quality of its products. In the market for conventional X-ray equipment, the Company's strategy is to focus on niche products and standard equipment.

         To the Company's knowledge the only direct digital X-ray systems for medical diagnostic purposes other than the AddOn-Multi-System currently available are chest examination systems offered by Philips and IMIX, a Finnish manufacturer. In addition, there are several direct digital X-ray systems available for dental purposes. None of these systems is able to perform bone examinations on extremities. The Company's AddOn-Multi-System is the only multi-functional direct digital X-ray system currently available which allows all plane X-ray examinations on the recumbent, upright and sitting patient without the use of cassettes, films, chemicals or phosphor plates. A number of companies, including certain of the Company's competitors in the markets for conventional X-ray equipment, are currently developing direct digital X-ray detectors or direct digital X-ray systems for specific applications (including mammography). To the Company's knowledge there is no competing multi-functional X-ray system currently being developed. See "-- Products," "-- Markets," "Risk Factors -- Competition."

         SERVICE MARKET

         In the markets for services related to imaging equipment the Company's competitors are equipment manufacturers (including certain of the Company's competitors in the X-ray equipment market) and independent service organizations. In the service markets, it is the Company's strategy to build a market position based on the confidence of its customers in the quality of its products and service personnel. See "-- Products," "-- Markets," "Risk Factors -- Competition."

INTELLECTUAL PROPERTY

         The Company has obtained patent protection for certain aspects of its conventional X-ray technology. The Company has filed patent applications covering certain aspects of its direct digital technology in key markets in Europe, North-America and Asia, including the United States, Canada, Switzerland and Germany. There can be no assurance, however, as to the breadth or degree of protection which such patents may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. Although the Company believes that its products do not infringe patents or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company also relies on proprietary know-how and employs various methods to protect its concepts, ideas and technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such technology or obtain access to the Company's proprietary know-how or ideas. Furthermore, although the Company has generally entered into confidentiality agreements with its employees, suppliers and developers, there can be no assurance that such arrangements will adequately protect the Company. The Company has obtained licenses to use certain technology which is essential for certain of the Company's products, including certain software used for its line of SwissVision(TM) postprocessing systems. The software license is a worldwide, non-exclusive, non-transferable license for a term of two years to use and distribute the Agfa software in combination with the Add-On Bucky.

         The Company considers the Swissray name as material to its business and has obtained, or is in the process of obtaining, trademark protection in key markets. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this or any other trademarks used by the Company. See "Risk Factors -- Dependence on Patents and Proprietary Technology."

REGULATORY MATTERS

         The Company's X-ray equipment, components and related accessories are subject to regulation by national or regional authorities in the markets in which the Company operates. Pursuant to the Federal Food, Drug and Cosmetic Act, X-ray equipment is a class II medical device which may not be marketed in the United States without prior approval from the FDA.

         The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. A 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval ("PMA")may be necessary. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, there can be no assurance that the review or approval process for these products by the FDA or any other applicable governmental authorities will occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect the Company. Moreover, such pre-marketing clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the AddOn-Multi-System which could impede the Company's ability to manufacture and/or market the product. The Company submitted both its AddOn-Bucky(TM) and the AddOn-Multi-System for Section 510(k) clearance with the FDA. The Company expects that the necessary authorization to market the AddOn-Multi-System in the United States should be forthcoming. However, no assurance can be given as to when or if at all such authorization will be obtained. The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations.

         The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The electrical components of the Company's products are subject to electrical safety standards in many jurisdictions, including Switzerland, EU, Germany and the United States. The Company believes that it is in compliance in all material respects with applicable regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "Risk Factors -- Risks Associated With International Operations," "-- Government Regulations," "Business -- Markets" and "-- Regulatory Matters."


ENVIRONMENTAL MATTERS

         The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company owns or leases properties and manufacturing facilities in Switzerland, the United States and Germany. The Company, like its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad. As a result of the operation of the Company's business, the Company may have potential liability with respect to the remediation of past contamination in certain of its presently and formerly owned or leased facilities in both the United States and abroad. In addition, certain of the Company's facilities may have used substances or generated and disposed of wastes which are or may be considered hazardous. It is possible that such sites, as well as disposal sites owned by third parties to which the Company has sent wastes, may in the future be identified and become the subject of remediation. Accordingly, although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "Risk Factors -- Environmental Matters."

EMPLOYEES
         As of June 30, 1997, the Company had approximately 110 employees. Of these 53 were employed in Switzerland, 47 in the United States and 10 in European countries other than Switzerland. The Company believes that its relationship with employees is satisfactory. The Company has not suffered any significant labor problems during the last five years.

DESCRIPTION OF PROPERTY

         The Company leases approximately 13,000 square feet of office and showroom space in Hitzkirch, Switzerland. On April 12, 1997, the production facility rented by the Company in Hochdorf, Switzerland was affected by a fire in an adjacent facility. On May 15, 1997, the Company purchased a new office and production facility of approximately 43,000 square feet and moved its entire production to this facility. The Company plans to move the offices and other facilities located in its Hitzkirch facility to the new Hochdorf facility during the third quarter of the fiscal year ending June 30, 1998. The Company believes that its new Hochdorf facility provides it with sufficient production and office space to meet its demand in Switzerland in the foreseeable future.

         The Company also leases approximately 9,000 square feet of office and warehouse space in Glen Cove, New York. In addition, the Company leases office space in New York City, Azusa, California, Gig Harbor, Washington and Wiesbaden, Germany.

LEGAL PROCEEDINGS

         On or about July 7, 1995, the Company commenced litigation against a former officer and director of a corporate predecessor alleging certain improprieties on the part of such officer and seeking monetary compensation as a result thereof. Such defendant responded (in September 1995) by filing certain affirmative defenses and counterclaims against the Company and others and subsequently brought (together with certain of his family members) an action against the Company in the same court which action raised issues and claims substantially similar to those raised in the aforesaid counterclaims. The two actions were assigned to the same judge and the Company moved successfully to dismiss both the counterclaims and the second action. Leave to replead both claims was granted and amended counterclaims and an amended complaint were served and filed and the Company again successfully moved to dismiss both pleadings. Following the most recent dismissal, counsel for the Company and the aforesaid former officer entered into settlement discussions. Both the Company and defendant have agreed to dismiss all claims and counter claims against each other, and are awaiting for formal written releases to be filed with the court. See Note 24 to the Consolidated Financial Statements June 30, 1995 and December 31, 1994 and 1993.

         On or about October 15, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging benefit from breach of fiduciary and contractual duties and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a preliminary injunction and a temporary restraining order against the Registrant and Swissray Healthcare, Inc. The Company denies the allegations, intends to vigorously defend the litigation, and believes the ultimate outcome thereof will not have a material adverse effect upon the Company's results of operations or financial position. In view of the fact that the Company has only recently been served with the complaint, and only preliminary investigation and no discovery have been conducted, the Company is not in a position to evaluate the merits of the lawsuit.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information concerning each director and executive officer of the Registrant, including age, position(s) with the Registrant, present principal occupation and business experience during the past five years.


         Name                      Age                 Position(s) Held
         ----                      ---                 ----------------
         Ruedi G. Laupper           47            Chairman of the Board of Directors,
                                                  President and Chief Executive Officer,

         Josef Laupper              52            Secretary, Treasurer and a Director

         Ueli Laupper               27            Vice President International Sales and Director

         Dr. Erwin Zimmerli         50            Director

         Herbert Laubscher          31            Chief Financial Officer


         Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

         Ruedi G. Laupper has been President and a director of the Registrant since May, 1995 and Chairman of the Board of Directors since March 1997. In addition, he is Chairman of the Board of Directors and President of the Company's principal operating subsidiaries. Ruedi G. Laupper is the founder of the predecessors of the Company and was Chief Executive Officer of SR-Medical AG until May 1995. He has approximately 22 years of experience in the field of radiology.

         Josef Laupper is the brother of Ruedi G. Laupper and the uncle of Ueli Laupper and has been Secretary, Treasurer and a director of the Registrant since May, 1995. He has held comparable positions with SR-Medical AG, Teleray AG and their respective predecessors since 1990. He is principally in charge of the Company's administration. Josef Laupper has approximately 18 years of experience within the medical device business.

         Ueli Laupper, 27 years of age, is the son of the Company's President and the nephew of Josef Laupper. Ueli Laupper has overall Company responsibilities in the area of international marketing and sales with approximately seven years of experience within the international X-ray market. He has been Vice President of International Sales since March, 1997 and a director of the Company since March, 1997. He was Chief Executive Officer of SR Medical AG from July 1995 until June 30, 1997.

         Erwin Zimmerli has been a director of the Company since May, 1995. Since receiving his Ph.D. degree in law and economics from the University of St. Gall, Switzerland in 1979, Zimmerli has served as head of the White Collar Crime Department of the Zurich State Police (1980-86), an expert of a Swiss Parliamentary Commission for penal law and Lecturer at the Universities of St. Gall and Zurich (1980-87), Vice President of an accounting firm (1987-1990) and Executive Vice President of a multinational aviation company (1990-92). Since 1992 he has been actively engaged in various independent consulting capacities primarily within the Swiss legal community.

         Herbert Laubscher joined the Company as a manager responsible for finance and controlling on August 2, 1996. He was appointed Chief Financial Officer of the Registrant on September 15, 1997. Herbert Laubscher obtained his graduate degree in business administration from the University of St. Gall, Switzerland in October

1992. From October 1992 until June 1995 he was an accountant with Price Waterhouse in Zurich. Prior to joining the Company he served as group financial officer of AZ Zibatra Holding GmbH in Leipzig, Germany.

THE BOARD OF DIRECTORS

         The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings. The Registrant pays its directors fees or compensation for services rendered in their capacity as directors. The current Board of Directors was elected and assumed office as of March 7, 1997.

         The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE

(A) The following Summary Compensation Table sets forth certain information for the years ended June 30, 1995, 1996 and 1997 concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer of the Registrant, the three other most highly compensated executive officers of the Registrant as of 1997 and the former Chairman of the Board of Directors:

                                                                       ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                                           --------------------------------------------  ------------------------
                                              FISCAL                                     OTHER ANNUAL     STOCK       ALL OTHER
    NAME AND PRINCIPAL POSITION                YEAR        SALARY             BONUS      COMPENSATION    OPTIONS     COMPENSATION
    ---------------------------                ----        ------             -----      ------------    -------     ------------
Ruedi G. Laupper                               1997       $146,983             --         $15,000(2)         --        --
   President and Chief Executive Officer       1996       $161,085             --         $15,000(2)         --        --
   Chairman of the Board of Directors          1995       $ 50,555(1)          --              --            --        --



Josef Laupper                                  1997       $ 96,861             --         $12,000(2)         --        --
   Secretary, Treasurer                        1996       $106,229             --         $12,000(2)         --        --
                                               1995       $ 50,555(1)          --              --            --        --

Ueli Laupper                                   1997             --             --              --            --        --
   Vice President International Sales(3)       1996             --             --              --            --        --
                                               1995             --             --              --            --        --

Herbert Laubscher                              1997             --             --              --            --        --
   Chief Financial Officer(3)(4)               1996             --             --              --            --        --
                                               1995             --             --              --            --        --

Ulrich Ernst(5)                                1997       $ 96,979             --         $10,000(2)         --        --
                                               1996       $ 98,197             --         $15,000(2)         --        --
                                               1995             --             --              --            --        --

----------------

(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Registrant had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the salaries listed for fiscal year 1995 were for a six-month period.

(2)      Fees for service on the Board of Directors of the Registrant.

(3)      Compensation did not exceed $100,000 in any fiscal year.

(4)      Herbert Laubscher joined the Registrant on August 2, 1996.

(5) Ulrich Ernst was Chairman of the Board of Directors from May, 1995 until March 18, 1997.



                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following tables set forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the executive officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.

                                         STOCK OPTIONS GRANTED IN 1997(1)

                                         PERCENT OF
                                           TOTAL                                                    POTENTIAL REALIZATION VALUE AT
                          NUMBER OF       OPTIONS                                                    ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES      GRANTED TO                       MARKET                     APPRECIATION FOR OPTION TERM
                         UNDERLYING       EMPLOYEES      EXERCISE OR     PRICE ON
                           OPTIONS        IN FISCAL      BASE PRICE      DATE OF      EXPIRATION
        NAME               GRANTED          YEAR          PER SHARE      GRANT(4)        DATE       5%           10%           0%
        ----               -------          ----          ---------      --------        ----      -----       --------      -----

Ruedi G. Laupper         120,000(2)         30.4%         $0.73(3)        $2.94        6/13/02     282,840      300,480      265,200
Josef Laupper(5)              --              --             --              --             --          --           --           --
Ueli Laupper(5)               --              --             --              --             --          --           --           --
Herbert Laubscher(5)          --              --             --              --             --          --           --           --
Ulrich Ernst(5)(6)            --              --             --              --             --          --           --           --

-----------------

(1) The options to purchase the Registrant's Common Stock were granted under the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan.

(2) These options were owned indirectly through SR Medical Equipment Ltd., a corporation wholly owned by Mr. Laupper. They were immediately exercisable on the date of grant.

(3) The exercise price per share is contingent on purchase of the entire amount of Securities.

(4) The market price on date of grant was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on June 13, 1997.

(5)      These individuals own no stock options of the Registrant.

(6) Mr. Ernst was Chairman of the Board of Directors from May, 1995 until March 18, 1997.

                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                             OPTION/SAR VALUES(1)

                                                       NUMBER OF
                                                       SECURITIES                         VALUE OF
                                                       UNDERLYING                        UNEXERCISED
                                                       UNEXERCISED                      IN-THE-MONEY
                                                      OPTIONS/SARS                      OPTIONS/SARS
                                                   AT FISCAL YEAR-END                  AT FISCAL YEAR-
                    NAME                                   (#)                             END($)
                   (A)                          EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
----------------------------------------     --------------------------------   -------------------------------
CEO Ruedi G. Laupper                                  120,000/0(2)                         $1.79/0
Josef Laupper(3)                                           0/0                               0/0
Ueli Laupper(3)                                            0/0                               0/0
Herbert Laubscher(3)                                       0/0                               0/0
Ulrich Ernest(3)(4)                                        0/0                               0/0

----------------

(1) No options were exercised by a Named Executive Officer during the fiscal year ended June 30, 1997.

(2) Includes 120,000 options which are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.

(3)      These individuals own no stock options of the Registrant.

(4) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

STOCK OPTION PLAN

         On January 30, 1996, the Board of Directors and the Company's stockholders approved the Registrant's 1996 Non-Statutory Stock Option Plan (the "Plan"). The purpose of the Plan is to provide directors, officers and employees of, and consultants, lawyers and advisors to the Registrant with additional incentives by increasing their ownership interests in the Registrant. Directors, officers and employees of the Registrant are eligible to participate in the Plan. Awards may also be granted to consultants, lawyers and advisors to the Registrant. Awards of options to purchase Common Stock are limited to non-qualified stock options.

         The Plan provides that the maximum number of shares of Common Stock that may be subject to outstanding options granted under the Plan is 3,000,000.

         All options granted under the Plan are subject to, and may not be exercised before, the approval of the Plan by the holders of a majority of the Registrant's outstanding shares and if such approval is not obtained, all options previously granted shall be void.

         The Board of Directors has not established a Compensation Committee. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties of such Committee. The Board of Directors has the discretion to determine the terms of any option grant, including the number of option shares, option price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion: (i) the option price per share of Common Stock may not be less than 20% of the fair market value of such share at the time of grant; (ii) the term of any option may not exceed 10 years; (iii) the exercise period of a grantee's options will automatically terminate upon termination of a grantee's employment for cause; and (iv) the exercise period of a grantee's options will automatically terminate at the expiration of twelve
(12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, termination will be at the expiration of fifteen (15) months after the date of death of the optionee. In addition, all outstanding options may be canceled by the Registrant as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Registrant, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

         The Plan shall expire in January, 2006, except as to the options then outstanding, which shall remain in effect until they have expired or been exercised. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Registrant, except that no amendment or alteration shall be made without the approval of shareholders which would: (i) impair the rights of any participant under any option theretofore granted, without his consent (unless made solely to conform such option to, and necessary because of, changes in any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act); or (ii) increase the total number of shares reserved for the purposes of this Plan or decrease the option price provided for in the Plan (except as provided in the Plan) or change the classes of persons eligible to participate in this Plan as provided in the Plan); or (iii) extend the option period provided for in the Plan; or (iv) materially increase the benefits accruing to participants under this Plan; or (v) materially modify the requirements as to eligibility for participation in this Plan; or (vi) extend the expiration date of this Plan as set forth in the Plan.

         The Registrant currently has outstanding non-statutory stock options to purchase an aggregate of 1,644,000 shares of Common Stock. See "Management -- Compensation of Directors and Executive Officers" and Note 26 to the Consolidated Financial Statements June 30, 1997 and 1996.

RETIREMENT AND LONG-TERM INCENTIVE PLANS

         The Swiss and Germany Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1997 and 1996, were $274,009 and $198,722, respectively.

         Effective March 1, 1992, Empower adopted a qualified 401(k) retirement plan for the benefit of substantially all its employees. Under the plan, employees can contribute and defer taxes on compensation contributed. Empower matches, within prescribed limits, the contributions of the employees. Empower also has the option to make an additional contribution to the plan. Empower's contribution to the plan for the period April 1, 1997 (date of the Registrant's acquisition of Empower) to June 30, 1997 was $4,185.

         Effective April 3, 1992, Empower adopted a "Section 125" employee benefits plan, which is also referred to as a "Cafeteria" plan. Empower pays for approximately 85% of the employees' health coverage and the employee pays approximately 15% of the cost of the coverage. With the implementation of the Cafeteria plan, the employees' payments for coverage are on a pre-tax basis. A new employee has only a ninety (90) day waiting period before he or she becomes eligible to participate in the group insurance plan and the Cafeteria plan. See
Note 21 to the Consolidated Financial Statements June 30, 1997 and 1996.

DIRECTOR COMPENSATION

         Directors of the Registrant receive $10,000 annually for serving as directors except for Josef Laupper, who receives $12,000 and Ruedi Laupper, the Chairman of the Board of Directors, who receives $15,000.

CONSULTING AGREEMENT

         Pursuant to a month to month consulting arrangement with the Registrant, dated July 30, 1997, Dr. Zimmerli currently is paid fees of $1,380.00 per business day and is required to work four days per month implementing an administrative structure which will allow the Registrant to operate in Switzerland and the United States. Such fees are in addition to any compensation payable to Dr. Zimmerli for his services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Registrant had no Compensation Committee during regular the last completed fiscal year. All members of the Registrant's Board of Directors participated in deliberations of the Registrant's Board of Directors concerning executive officer compensation and the following directors were concurrently officers of the Registrant in the following capacities: Ruedi G. Laupper (Chairman of the Board of Directors, President and Chief Executive Officer); Josef Laupper (Secretary and Treasurer), Ueli Laupper (Vice President International Sales) and Ulrich Ernst (Chairman of the Board of Directors until March 18, 1997). No executive officer of the Registrant served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Registrant's Board of Directors.

         The Registrant issued 482,590 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Mr. Laupper and the Registrant, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 1,608,633 shares of Common Stock held by Mr. Laupper or companies controlled by him to enable the Company to maintain a sufficient number of shares of Common Stock to meet certain obligations of the Company to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 30, 1997 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group (except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power):

                                                   NO. OF SHARES
                                                   BENEFICIALLY       PERCENTAGE OF SHARES
           NAME OF BENEFICIAL OWNER(1)                 OWNED           BENEFICIALLY OWNED
-----------------------------------------          -------------      --------------------
Ruedi G. Laupper (2)                                 4,102,590               18.2%
Josef Laupper (3)                                      500,000                 *
Ulrich R. Ernst(4)(5)                                  500,000                 *
Erwin Zimmerli (6)                                      50,000                 *
Ueli Laupper                                                 0                --
Herbert Laubscher                                            0                --
                                                    ----------
All Officers and Directors as a Group (6 persons)    5,152,590               22.8


------------------
  *  Represents less than 10%.

(1) The address of each such person is c/o Swissray International Inc., 200 East 32nd Street, Suite 34-B, New York, NY 10016

(2) Includes (i) 300,000 shares owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper; (ii) 3,682,590 shares owned indirectly by Mr. Laupper through Tomlinson Holding, Inc., a corporation which is wholly owned by Mr. Laupper and (iii) 120,000 shares which may be acquired upon exercise of immediately exercisable options, which options are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.

(3) Includes 500,000 shares owned indirectly by Mr. Laupper through Lairy Investment Inc., a corporation of which Mr. Laupper is a majority shareholder.

(4) Includes 500,000 shares owned indirectly by Mr. Ernst through a corporation of which Mr. Ernst is a majority shareholder.

(5) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

(6) Includes 50,000 shares which may be acquired upon exercise of immediately exercisable options.


                              CERTAIN TRANSACTIONS

         The Registrant issued 482,590 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Mr. Laupper and the Registrant, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 1,608,633 shares of Common Stock held by Mr. Laupper or companies controlled by him to enable the Company to maintain a sufficient number of shares of Common Stock to meet certain obligations of the Company to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

         The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the fiscal year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the fiscal year ended June 30, 1997 was $3,460. See Note 9 to the Consolidated Financial Statements June 30, 1997 and 1996.


                    SELLING HOLDERS AND PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders (which term includes their transferees, pledgees, donees or their successors). Any such transferee, pledgee, donee or their successors may not offer the Securities pursuant to this Prospectus until such holder is included as a Selling Holder in a supplement to this Prospectus. The Securities underlie the Convertible Debentures which were originally issued by the Registrant to the Selling Holders. The Registrant has agreed to register the public offering of the Securities by the Selling Holders under the Securities Act. The Registrant will not receive any of the proceeds from the sale of the shares by the Selling Holders.

COMMON STOCK

         The following table sets forth as of October 17, 1997, certain information with respect to the Selling Holders, including the number of shares that may be offered by them, which represents all the Securities beneficially owned by each Selling Holder. The number of shares which may actually be sold by the Selling Holders will be determined from time to time by them and will depend upon a number of factors, including the price of the Registrant's Common Stock from time to time. Because the Selling Holders may offer all or none of the Securities that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Securities that will be held by the Selling Holders upon termination of such offering. None of the Selling Holders have had any material relationship with the Registrant. See "Plan of Distribution."

                                              NUMBER OF SHARES OF COMMON STOCK
OWNED AND OFFERED BY SELLING HOLDERS ------------------

       NAME OF SELLING HOLDER               SHARES       % OF CLASS
       ----------------------               ------       ----------
Deere Park Capital Management, Inc.
as Nominee                                  347,826          1.54%
Elara, Ltd.                                 347,826          1.54%
Banque Franck S.A.                          208,696          0.93%
Otato Limited Partnership                   173,913          0.77%
Cefeo Investments Ltd.                      695,652          3.09%
Thomson Kernaghan & Co. Ltd.              1,704,347          7.58%

--------------

(1) Assumes in the case of Selling Holders conversion of the Convertible Debentures based on the last reported sales price on October 17, 1997.

         The Selling Holders of the Securities identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the Convertible Debentures since the date on which the information in the preceding tables is presented. Information concerning the Selling Holders may change from time to time and any such changed information will be set forth in supplements to this Prospectus if and when necessary.

         The sale of the Securities by the Selling Holders may be effected from time to time in transactions on the Nasdaq SmallCap Market System, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale (a) at fixed prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The Selling Holders may effect such transactions by selling the Securities directly to purchasers or to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will
(i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of the Securities.

         Pursuant to the Registration Rights Agreements between the Registrant and each of the Selling Holders all expenses of the registration of the Securities will be paid by the Registrant, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Registrant against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

                          DESCRIPTION OF CAPITAL STOCK

         The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Registrant's Certificate of Incorporation, as amended and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement.

COMMON STOCK

         The Registrant is authorized to issue up to 30,000,000 shares of Common Stock, par value $.01 per share, of which 22,486,263 shares were issued and outstanding at the close of business on October 9, 1997 (as indicated on its transfer agent's certified list of stockholders as of October 9, 1997) and the following shares are reserved for issuance:

(i) an aggregate of up to 1,575,557 shares of Common Stock are reserved for issuance upon the conversion of certain convertible debentures issued by the Registrant on July 31, 1997; (ii) 1,644,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "Plan"); (iii) 35,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the Plan; and (iv) an aggregate of up to 800,000 shares of Common Stock reserved for issuance upon the conversion of certain convertible debentures issued by the Company on April 21, 1997.

         All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. There is no classification of the Board of Directors. The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Registrant's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The holders of the Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights with respect to the Common Stock. See "Market Prices and Dividend Policy."

REGISTRATION RIGHTS

         THE CONVERTIBLE DEBENTURES

         The Registrant issued $5,000,000 aggregate principal amount of Convertible Debentures on August 19, 1997. Fifty percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining fifty percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the Convertible Debentures.

         If at any time the number of shares of Common Stock into which the Convertible Debentures may be converted exceeds the aggregate number of shares of Common Stock then registered, the Registrant shall, within ten (10) business days after receipt of written notice from any investor, either (i) amend the registration statement filed by the Registrant pursuant to the preceding sentence, if such registration statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such registration statement has been declared effective by the SEC at that time, file with the SEC an additional registration statement to register the shares of Common Stock into which the Convertible Debentures may be converted that exceed the aggregate number of shares of Common Stock already registered. The determination as to the number of shares to be issued was a result of negotiations between the Registrant and the Selling Holders.

         Pursuant to the Registration Rights Agreements between the Registrant and the Selling Holders, providing that the Registrant shall register no less than 5,000,000 shares of Common Stock on a registration statement, the Registrant has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the Common Stock issuable to the Selling Holders upon conversion of previously-issued Notes. The Registration Rights Agreements provide that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date, (ii) the date when the Investors may sell all Securities under Rule 144 or (iii) the date the Investors no longer own any of the Securities. See "Risk Factors - No Registration under "Blue Sky" Laws."

         If the registration statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not declared effective by November 15, 1997 (the "Initial Date"), the Registrant will make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. The amount to be paid by the Registrant to the Selling Holders shall be determined as of each Computation Date, and such amount shall be equal to two (2%) percent of the purchase price paid by the Selling Holders for the Convertible Debentures pursuant to the Registration Rights Agreements for the period from the Initial Date to the first Computation Date, and two (2%) percent of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). The full Periodic Amount shall be paid by the Registrant in immediately available funds within five business days after each Computation Date. Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreements shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders or their respective counsel.

         "Computation Date" means the date which is the earlier of (i) 35 days after the Registrant is notified by the Securities and Exchange Commission (the "Commission") that the Registration Statement may be declared effective or (ii) one hundred twenty (120) days after the Closing Date and, if the Registration Statement required to be filed by the Registrant pursuant to the Registration Rights Agreements has not therefore been declared effective by the Commission, each date which is thirty (30) days after the previous
Computation Date until such Registration Statement is so declared effective.

         The number of shares of Common Stock issuable upon conversion of the Convertible Debentures depends on several factors, including the conversion ratio and the date on which such shares are converted. If all of the Convertible Debentures were converted based on the closing price of $1.4375 on October 16, 1997, the Registrant would issue 4,545,545 shares of Common Stock. In order to have a sufficient number of shares of Common Stock registered upon conversion of the Convertible Debentures, this Prospectus covers a larger number of shares of Common Stock than the Registrant believes will actually be issued upon conversion of all of the Convertible Debentures.

         Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Securities issuable to or held by the Selling Holders and percentage information relating to the Securities of the outstanding capital stock of the Registrant, are based upon the fixed conversion ratio set forth in the instruments establishing the rights of the Convertible Debentures and assume that a total of 5,000,000 Securities are issued upon conversion of all Convertible Debentures. See "Selling Holders," "Plan of Distribution" and "Description of Capital Stock." The Securities offered hereby represent approximately 22.24% of the Registrant's currently outstanding shares of Common Stock assuming conversion of all shares of Convertible Debentures.

         The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "SRMI". The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On October 16, 1997, the last reported sale price of the Common Stock on Nasdaq was $1.4375 per share. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

COMMON STOCK RESERVED

         The Registrant shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding Convertible Securities and exercise of options. There can be no assurance that in the future sufficient shares will be available for issuance. The Company may have to enter into agreements with principal shareholders to obtain the necessary Securities. See "Risk Factors -- Dilution; Effect of Outstanding Convertible Debentures and Certain Shares; Common Stock Reserved" and "Certain Transactions."

REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for the Registrant's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.


                                  LEGAL MATTERS

         The validity of the Securities will be passed upon for the Registrant by Morgan, Lewis & Bockius LLP, counsel to the Company.


                              INDEPENDENT AUDITORS

         The consolidated financial statements of the Registrant and its subsidiaries for each of the three years included herein have been included in reliance upon the report of Bederson & Company LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. As set forth in the report of Bederson & Company LLP, the financial statements of certain of the Registrant's subsidiaries for the year ended June 30, 1997 were audited by other auditors whose reports were furnished to Bederson & Company LLP. The opinion of Bederson & Company LLP set forth in such report, insofar as it relates to amounts included for those subsidiaries, is based solely on the reports of the other auditors.

                                    CONTENTS

                                                                     Page
                                                                    ------
Financial Statements for Fiscal Years Ended June 30, 1995 and
 December 31, 1994 and 1993

Independent Auditors' Report . . . . . . . . . . . . . . . . . .     F-1

Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . .     F-2

Consolidated Statements of Operations  . . . . . . . . . . . . .     F-3

Consolidated Statements of Stockholders' Equity  . . . . . . . .     F-4

Consolidated Statements of Cash Flows  . . . . . . . . . . . . .     F-5

Notes to Consolidated Financial Statements . . . . . . . . . . .  F-6 - F-17


Financial Statements for Fiscal Years Ended June 30, 1997 and 1996

Independent Auditors' Report . . . . . . . . . . . . . . . . . .     F-18

Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . .     F-19

Consolidated Statements of Operations  . . . . . . . . . . . . .     F-20

Consolidated Statements of Stockholders' Equity  . . . . . . . .     F-21

Consolidated Statements of Cash Flows  . . . . . . . . . . . . .     F-22

Notes to Consolidated Financial Statements . . . . . . . . . . .  F-23 - F-38


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York


We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1995 and December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1995 and the years ended December 31, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995, 1994 and 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1995 and December 31, 1994 and 1993 and the results of their operations and their cash flows for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.


                                            BEDERSON & COMPANY LLP



West Orange, New Jersey
September 8, 1995, except for
  Note 24, as to which the date is
  September 20, 1995

                                          SWISSRAY INTERNATIONAL, INC.
                                          CONSOLIDATED BALANCE SHEETS

                                                     ASSETS

                                                                                        December 31,
                                                           June 30,           ---------------------------------
                                                             1995                 1994                 1993
                                                         ------------         ------------         ------------
CURRENT ASSETS:
  Cash                                                   $  2,676,826         $     92,415         $    134,940
  Accounts receivable, net of allowance
    for doubtful accounts of $73,137
    for June 1995, $31,673
    for 1994 and $26,936 for 1993                           2,840,212              672,046            1,100,761
  Receivables - other                                          22,138              764,400              136,084
  Inventories                                               1,492,443            1,453,637            1,247,101
  Prepaid expenses and sundry
    receivables                                                99,017               58,484              115,079
                                                         ------------         ------------         ------------
  TOTAL CURRENT ASSETS                                      7,130,636            3,040,982            2,733,965
                                                         ------------         ------------         ------------
PROPERTY AND EQUIPMENT                                        347,699              291,329              243,252
                                                         ------------         ------------         ------------
OTHER ASSETS:
  Due from stockholders                                       154,114              137,592               53,872
  Due from officers                                             4,354                   --                   --
  Due from affiliates                                         221,268              226,174              258,778
  Investments                                                      --                   --               23,989
  Licensing agreement                                       4,966,575                   --                   --
  Patents and trademarks                                      202,710              202,710              202,710
                                                         ------------         ------------         ------------
  TOTAL OTHER ASSETS                                        5,549,021              566,476              539,349
                                                         ------------         ------------         ------------
TOTAL ASSETS                                             $ 13,027,356         $  3,898,787         $  3,516,566
                                                         ============         ============         ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Current maturities of
    long-term debt                                       $     87,070         $         --         $         --
  Notes payable, banks                                      2,709,965            2,706,088            2,030,574
  Loan payable                                                157,375              136,442              114,437
  Accounts payable                                          2,671,627            1,310,365            1,285,865
  Accrued expenses                                            280,652              123,971              178,347
  Customer deposits                                            38,799                   --                   --
                                                         ------------         ------------         ------------
  TOTAL CURRENT LIABILITIES                                 5,945,488            4,276,866            3,609,223
                                                         ------------         ------------         ------------
LONG-TERM DEBT, less
  current maturities                                          705,035              420,420              336,700
                                                         ------------         ------------         ------------
STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock                                                120,351               78,501               78,501
  Additional paid-in capital                               12,719,998            1,911,848            1,911,848
  Accumulated deficit                                      (6,027,336)          (2,621,191)          (2,424,599)
  Cumulative foreign currency
    translation adjustment                                   (436,180)            (167,657)               4,893
                                                         ------------         ------------         ------------
  TOTAL STOCKHOLDERS'
    EQUITY (DEFICIENCY)                                     6,376,833             (798,499)            (429,357)
                                                         ------------         ------------         ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)                                    $ 13,027,356         $  3,898,787         $  3,516,566
                                                         ============         ============         ============

                              The accompanying notes are an integral part of these
                                             financial statements.

                              SWISSRAY INTERNATIONAL, INC.
                          CONSOLIDATED STATEMENTS OF OPERATIONS



                                              Six Months                    Years Ended
                                                Ended                       December 31,
                                               June 30,           -------------------------------
                                                 1995                1994                1993
                                              -----------         -----------         -----------
NET SALES                                     $ 3,806,313         $ 8,617,604         $ 5,989,680

COST OF SALES                                   2,484,253           5,362,698           4,181,393
                                              -----------         -----------         -----------

GROSS PROFIT                                    1,322,060           3,254,906           1,808,287
                                              -----------         -----------         -----------

OPERATING EXPENSES:
  Salaries - officers                             155,214             275,512             246,563
  Salaries                                        734,389           1,127,474             581,902
  Selling                                         619,735             507,783             330,772
  Research and development                        233,084             103,675             409,939
  General and administrative                       55,684             149,061             115,465
  Other operating expenses                        453,934             748,157             390,023
  Bad debts                                        30,847             223,084                  --
  Depreciation and amortization                    24,344              40,523              19,414
                                              -----------         -----------         -----------
  TOTAL OPERATING EXPENSES                      2,307,231           3,175,269           2,094,078
                                              -----------         -----------         -----------
INCOME (LOSS) BEFORE OTHER INCOME
  (EXPENSES) AND INCOME TAXES                    (985,171)             79,637            (285,791)
OTHER INCOME (EXPENSES)                        (3,175,644)           (252,117)           (207,912)
                                              -----------         -----------         -----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                           (4,160,815)           (172,480)           (493,703)
INCOME TAX PROVISION (BENEFIT)                   (338,975)             24,112                  --
                                              -----------         -----------         -----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM                    (3,821,840)           (196,592)           (493,703)
EXTRAORDINARY ITEM - gain on
  extinguishment of debt, net of
  income tax of approximately $340,000            415,695                  --                  --
                                              -----------         -----------         -----------

NET LOSS                                      $(3,406,145)        $  (196,592)        $  (493,703)
                                              ===========         ===========         ===========

LOSS PER COMMON SHARE:
  Loss from continuing operations             $      (.48)        $      (.03)        $      (.06)
  Extraordinary item                                  .05                  --                  --
                                              -----------         -----------         -----------

  NET LOSS                                    $      (.43)        $      (.03)        $      (.06)
                                              ===========         ===========         ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                     8,017,242           7,850,064           7,850,064
                                              ===========         ===========         ===========



                       The accompanying notes are an integral part of these
                                      financial statements.

                                                   SWISSRAY INTERNATIONAL, INC.
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                        Cumulative
                                                                                                         Foreign
                                                        Common Stock         Additional                  Currency
                                                  ------------------------    Paid-in     Accumulated   Translation
                                                    Shares        Amount       Capital      Deficit      Adjustment    Total
                                                  ----------     ---------   -----------  -----------    ----------  -----------

BALANCE - January 1, 1993, as previously               1,000    $ 673,850            $-  $  (614,397)           $-   $    59,453
  reported
  Adjustment for pooling of interest with
    DMS Industries Inc.                              850,064        8,501     1,307,998   (1,316,499)           --            --

  Adjustment for pooling of interest with
    SR Medical AG                                  6,999,000     (603,850)      603,850           --            --            --
                                                  ----------     ---------   -----------  -----------     ---------   -----------

BALANCE - January 1, 1993, as restated             7,850,064       78,501     1,911,848   (1,930,896)           --        59,453

  For year ended December 31, 1993:
    Foreign currency translation adjustment               --           --            --           --         4,893         4,893

    Net loss for the year                                 --           --            --     (493,703)           --      (493,703)
                                                  ----------     ---------   -----------  -----------     ---------   -----------

BALANCE - December 31, 1993                        7,850,064       78,501     1,911,848   (2,424,599)        4,893      (429,357)

  For year ended December 31, 1994:
    Foreign currency translation adjustment               --           --            --           --      (172,550)     (172,550)

    Net loss for the year                                 --           --            --     (196,592)           --      (196,592)
                                                  ----------     ---------   -----------  -----------     ---------   -----------

BALANCE - December 31, 1994                        7,850,064       78,501     1,911,848   (2,621,191)     (167,657)     (798,499)

  For the six months ended June 30, 1995:
    Issuance of common stock for services          1,525,000       15,250     3,034,750           --            --     3,050,000

    Issuance of common stock for licensing           660,000        6,600     3,793,400           --            --     3,800,000
    agreement
    Issuance of common stock for cash              2,000,000       20,000     3,980,000           --            --     4,000,000

    Foreign currency translation adjustment               --           --            --           --      (268,523)     (268,523)

    Net loss of the period                                --           --            --   (3,406,145)           --    (3,406,145)
                                                  ----------     ---------   -----------  -----------     ---------   -----------

BALANCE - June 30, 1995                           12,035,064    $ 120,351   $12,719,998  $(6,027,336)    $(436,180)  $ 6,376,833
                                                  ==========    =========   ===========  ===========     =========   ===========

                                       The accompanying notes are an integral part of these
                                                      financial statements.


                              SWISSRAY INTERNATIONAL, INC.
                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            Six Months                  Years Ended
                                                              Ended                     December 31,
                                                             June 30,          -------------------------------
                                                               1995               1994                1993
                                                           -----------         -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $(3,406,145)        $  (196,592)        $  (493,703)
  Adjustments to reconcile net loss
    to net cash from operating activities:
      Depreciation and amortization                             24,344              40,523              19,414
      Provision for bad debts                                   30,847             223,084                  --
      Gain on extinguishment of debt                          (755,695)                 --                  --
      Income from investment recorded on
        equity method                                               --                  --              (2,931)
      Foreign currency translation                            (129,282)           (193,378)              8,092
      Operating expenses through issuance
        of common stock                                      3,050,000                  --                  --
      (Increase) decrease in operating assets:
        Accounts receivable                                 (2,199,013)            205,631            (137,308)
        Receivables - other                                    742,262            (628,316)            (21,097)
        Inventories                                            (38,806)           (206,536)           (424,072)
        Prepaid expenses and
          sundry receivables                                   (40,533)             56,595             (57,842)
      Increase (decrease) in operating liabilities:
        Accounts payable                                     1,361,262              24,500             993,250
        Accrued expenses                                       156,681             (54,376)            (99,480)
        Customer deposits                                       38,799                  --                  --
                                                           -----------         -----------         -----------
  NET CASH USED BY OPERATING ACTIVITIES                     (1,165,279)           (728,865)           (215,677)
                                                           -----------         -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                        (80,714)            (88,600)            (81,898)
  Licensing agreement                                         (885,571)                 --                  --
  Investments in affiliates                                         --              23,989                  --
  Advances to affiliates                                         4,906              32,604            (118,239)
                                                           -----------         -----------         -----------
  NET CASH USED BY INVESTING ACTIVITIES                       (961,379)            (32,007)           (200,137)
                                                           -----------         -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowing                         2,730,898           2,728,093           2,145,011
  Proceeds from long-term borrowing                             90,681              83,720                 700
  Principal payments of short-term borrowing                (1,950,393)         (2,030,574)         (1,646,879)
  Issuance of stock for cash                                 4,000,000                  --                  --
  Repayments from (advances to) stockholder                    (16,522)            (83,720)            (53,872)
  Repayments from (advances to) officer                         (4,354)                 --                  --
                                                           -----------         -----------         -----------
  NET CASH PROVIDED BY (USED BY)
    FINANCING ACTIVITIES                                     4,850,310             697,519             444,960
                                                           -----------         -----------         -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (139,241)             20,828              (3,199)
                                                           -----------         -----------         -----------
NET INCREASE (DECREASE) IN CASH                              2,584,411             (42,525)             25,947
CASH - beginning of period                                      92,415             134,940             108,993
                                                           -----------         -----------         -----------
CASH - end of period                                       $ 2,676,826         $    92,415         $   134,940
                                                           ===========         ===========         ===========

                             The accompanying notes are an integral part of these
                                             financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             ORGANIZATION
             The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name "C.G.S. Units, Inc." On May 23, 1994, the Company acquired 100% of the outstanding securities of Direct Marketing Services, Inc., a company incorporated in the State of Delaware on June 3, 1993. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and the surviving corporation changed its' name to DMS Industries, Inc. DMS Industries, Inc. was principally engaged in the promotion and sales of its proprietary brand of cigarettes on a commission basis. In May of 1995 the Company discontinued its' operations and changed its' name to Swissray International, Inc.

             PRINCIPLES OF CONSOLIDATION
             The accompanying consolidated financial statements include the accounts of Swissray International, Inc. (Parent), and its' wholly owned subsidiary SR Medical AG (a Swiss corporation) and the latter's wholly owned subsidiaries Teleray AG (a Swiss Corporation) and SR Medical GmbH (a German corporation). All substantial intercompany transactions and balances have been eliminated in consolidation.

             SR Medical GmbH is not included in the 1993 consolidated financial statements since the Company did not have a majority interest.

             BUSINESS COMBINATION AND RESTATEMENT
             On June 6, 1995, Swissray International, Inc. exchanged 7,000,000 shares of common stock for all of the outstanding shares of SR Medical AG. The merger between Swissray International Inc. and SR Medical AG is considered for accounting purposes to be a recapitalization of SR Medical AG with SR Medical AG as the acquirer. The consolidated financial statements for all periods presented include the accounts of Swissray International, Inc. (from June 6, 1995 thru June 30, 1995), SR Medical AG, Teleray AG and SR Medical GmbH. The stockholders' equity of SR Medical AG has been retroactively restated for the equivalent number of shares received in the merger.

             SR Medical AG (a Swiss corporation) was organized in 1988 and develops, assembles and markets diagnostic x-ray medical equipment.

             Teleray AG (a Swiss corporation) was organized in 1994 and is engaged in research and development activities related to diagnostic x-ray equipment and accessories.

             SR Medical GmbH (a German corporation) is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             BASIS OF ACCOUNTING
             The Company maintains its records on the accrual basis of accounting. Revenues are recognized when the products are delivered and expenses are recorded when incurred.

             INVENTORIES
             Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and manufacturing overhead.

             PROPERTY AND EQUIPMENT
             Property and equipment including significant betterments, are recorded at cost. Upon retirement or disposal of properties, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

             DEPRECIATION
             Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets. Depreciation is recorded on the declining balance method. The estimated useful lives of each asset category are as follows:

                                                           Years
                                                           -----

                    Equipment                                5
                    Office furniture and equipment         5 - 8
                    Leasehold improvements                   8

             INTANGIBLE ASSETS
             Patents and trademarks are stated at cost less accumulated amortization. Amortization will commence on July 1, 1995 and will be computed by the straight line method over its estimated economic life of 10 years. No amortization expense has been provided for the years ended December 31, 1994 and 1993 and for the six months ended June 30, 1995.

             Licensing agreement is stated at fair value (cost less imputed interest) net of accumulated amortization. Amortization will commence upon the initial sale of the Company's products within the defined territories of the agreement and will be computed by the straight-line method over its estimated economic life of 10 years. No amortization expense has been provided for the for the six months ended June 30, 1995.

             RESEARCH AND DEVELOPMENT
             Cost associated with research, new product development, and product cost improvements are treated as expense when incurred. Research and development cost expended for the for the six months ended June 30, 1995 was $233,084 and for the years ended December 31, 1994 and 1993 were $103,675 and $409,939, respectively.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES
             All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

             NET LOSS PER COMMON SHARE
             Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods.

             FOREIGN CURRENCY TRANSLATION
             Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders' equity, while gains and losses resulting from foreign currency transactions are included in operations.

NOTE 2 - CONCENTRATION OF CREDIT RISK AND RISK ARISING FROM CASH DEPOSITS IN
             EXCESS OF INSURED LIMITS

             The Company sells its products to various customers primarily in Europe, Asia and Africa. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

             The Company maintains its cash balances with major Swiss financial institutions. The cash balances are not insured.

NOTE 3 - RECEIVABLES - OTHER

             Receivables due to the Company from transactions from other than operations are as follows:

                                                                        December 31,
                                                  June 30,        ------------------------
                                                    1995            1994            1993
                                                  --------        --------        --------

               Dr. P. Dragonat                    $ 22,138        $     --        $     --
               Interfinance Investment Co.              --         764,400              --
               Kehrli Medipriy                          --              --         136,084
                                                  --------        --------        --------
                                                  $ 22,138        $764,400        $136,084
                                                  ========        ========        ========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993


NOTE 4 - INVENTORIES

               Inventories are summarized by major classification as follows:

                                                                          December 31,
                                                June 30,         ----------------------------
                                                  1995              1994              1993
                                               ----------        ----------        ----------
               Raw materials, parts and
                 supplies                      $  945,257        $  908,476        $  808,044
               Work-in process                    130,605           114,660           101,010
               Finished goods                     416,581           430,501           338,047
                                               ----------        ----------        ----------
                                               $1,492,443        $1,453,637        $1,247,101
                                               ==========        ==========        ==========

NOTE 5 - PROPERTY AND EQUIPMENT

             The components of property and equipment are as follows:

                                                                       December 31,
                                               June 30,       ----------------------------
                                                 1995            1994              1993
                                              ----------      ----------        ----------
               Equipment                       $140,407        $130,180        $ 80,716
               Office furniture and
                 equipment                      145,840         143,424         138,376
               Leasehold improvement            153,964          84,642          51,805
                                               --------        --------        --------
                                                440,211         358,246         270,897
               Less:  Accumulated
                       depreciation
                       and amortization          92,512          66,917          27,645
                                               --------        --------        --------

                                               $347,699        $291,329        $243,252
                                               ========        ========        ========

             Depreciation and amortization expense for the six months ended June 30, 1995 was $24,344 and for the years ended December 31, 1994 and 1993 were $40,523 and $19,414, respectively.

NOTE 6 - DUE FROM STOCKHOLDER

             The Company has made unsecured advances to its' President (a principal stockholder) requiring interest only payments at 6% per annum. These advances are not expected to be repaid within one year. The balance at June 30, 1995 was $154,114, and at December 31, 1994 and 1993 were $137,592 and $53,872, respectively. Interest charged the stockholder for the six months ended June 30, 1995 was $4,376, and for the years ended December 31, 1994 and 1993 were $5,744 and $1,616, respectively.

NOTE 7 - DUE FROM OFFICER

             In June of 1995, the Company made an unsecured advance to an officer in the amount of $4,354 requiring interest only payments at 6% per annum.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 8  - DUE FROM AFFILIATES

              The Company has made non-interest bearing advances to affiliated sales companies as follows:


                                                                        December 31,
                                                June 30,       ---------------------------
                                                  1995            1994              1993
                                               ----------      ----------       ----------
               Swissray SR Medical GmbH,
                 Willich                        $181,519        $159,358        $202,020
               Swissray Medical s.r.o
                 Bratislaua                        4,353          54,802          48,194
               Swissray Medical s.r.o
                 Brno                             17,784              --              --
               Teleray s.r.o
                 Bratislaua                       11,073           9,721           8,564
               Teleray s.r.o. Brno                 6,539           2,293              --
                                                --------        --------        --------

                                                $221,268        $226,174        $258,778
                                                ========        ========        ========

             These unsecured advances are due and payable on demand. However, the Company does not anticipate repayment within one year.

NOTE 9  - INVESTMENTS

             The Company owned a 49% interest in Swissray SR Medical GmbH in 1993, and subsequently acquired 100% interest in 1994. The investment was recorded on the equity method in 1993 and for all subsequent periods included in the consolidated financial statements of the Company.

             The Company has made various other investments which are recorded on the equity method. These entities have operated at a loss in excess of equity, therefore the Company is carrying these investments as follows:

                                                                  Cost
                                                  Ownership      June 30,     Carrying
                                                      %           1995         Value
                                                  ---------     ---------    ---------
               Swissray SR Medical GmbH,
                 Willich                             34%        $16,892        $-0-
               Swissray Medical s.r.o.,
                 Bratislaua                          34%          6,757         -0-
               Swissray Medical s.r.o.,
                 Brno                                34%          6,757         -0-
               Teleray s.r.o., Willich               49%         28,362         -0-
               Teleray s.r.o. Brno                   34%          6,757         -0-
               Digitec GmbH, Neuss                   20%         11,484         -0-
                                                                -------        ----

               TOTAL                                            $77,009        $-0-
                                                                =======        ====

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 10 - LICENSING AGREEMENT

                 The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 660,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

NOTE 11 - NOTES PAYABLE - BANK

                 The Company has line-of-credit agreements with various Swiss banks aggregating $2,777,575 at June 30, 1995. The line-of-credits are secured by accounts receivable.

              Lines-of-credit are summarized as follows:

                  Credit Suisse Bank                        $  905,570
                  Union Bank                                 1,741,400
                  Cantonal Bank of Lucerne                     130,605
                                                            ----------

                                                            $2,777,575
                                                            ==========

              Notes payable are summarized as follows:

                                                                            December 31,
                                                   June 30,         ----------------------------
                                                     1995              1994              1993
                                                  ----------        ----------        ----------
               Credit Suisse Bank, due on
               demand, with interest at 8%
               per annum, collateralized
               by accounts receivable             $  905,570        $1,127,515        $  829,517

               Union Bank, due on demand,
               with interest at 8% per
               annum, collateralized by
               accounts receivable                 1,711,255                --                --

               Cantonal Bank of Lucerne,
               due on demand, with
               interest at 8% per annum,
               collateralized by accounts
               receivable                             93,140         1,578,573         1,201,057
                                                  ----------        ----------        ----------

                                                  $2,709,965        $2,706,088        $2,030,574
                                                  ==========        ==========        ==========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993




NOTE 12 - LOAN PAYABLE

              The Company has negotiated a 5% demand loan from a private foundation fund. The balance at and June 30, 1995 was and $157,375, and at December 31, 1994 and 1993 was $136,442 and
              $114,437, respectively.

NOTE 13 - LONG-TERM DEBT

              Long-term debt consists of the following:

                                                                                                             December 31,
                                                                                       June 30,        ------------------------
                                                                                         1995            1994            1993
                                                                                       --------        --------        --------
               Note payable - licensing agreement, due December 31, 1996,
               bearing interest at 7-1/2% per annum (See Note 10.)                     $281,004        $     --        $     --

               Note payable - Carba, AG, due July 1, 1996, requiring interest
               only payments at 6% per annum with no current amortization required      293,426         229,320         202,020

               Note payable - Carbamed-Ruegge Reduktion, due July 1, 1996, requiring interest only payments at 6% per annum with no current
               amortization required                                                    130,605         114,660         134,680

               Note payable - Dr. Zeman-Wiegand Helga, due May 15, 1996,
               requires interest only payments at 7% per annum with no current
               amortization required                                                     87,070          76,440              --
                                                                                       --------        --------        --------
                                                                                        792,105         420,420         336,700
               Less:  Current portion                                                    87,070              --              --
                                                                                       --------        --------        --------

                                                                                       $705,035        $420,420        $336,700
                                                                                       ========        ========        ========

             Aggregate maturities of long-term debt are as follows:

                   Year Ending
                     June 30,
                   -----------
                       1996              $   87,070
                       1997                 705,035
                                         ----------

                                         $  792,105
                                         ==========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 14 - COMMON STOCK

              On June 6, 1994, by consent of the majority stockholders, the Company amended its certificate of incorporation to change the number of authorized common shares from 50,000,000 to 15,000,000 of $.01 par value common stock.

              The Company's outstanding shares of common stock of $.01 par value at June 30, 1995 was 12,035,064, and at December 31, 1994 and 1993
              were 7,850,064 shares. The outstanding shares include the retroactive effect given to the June 6, 1995 merger between Swissray International Inc. and SR Medical AG which was recorded as a recapitalization of SR Medical A.G.

NOTE 15 - ISSUANCE OF COMMON STOCK FOR CASH

              The Company issued 2,000,000 shares of common stock for $4,000,000 during the six month period ending June 30, 1995.

NOTE 16 - PENSION PLAN

              The Company, mandated by government regulations, is required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The Company also contributes approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended December 31, 1994 and 1993 were $194,837 and $165,968, respectively, and for the six months ended June 30, 1995 were $96,718.

NOTE 17 - OTHER INCOME (EXPENSES)

                                                                           December 31,
                                              June 30,          -------------------------------
                                               1995                 1994               1993
                                            -----------         -----------         -----------

             Miscellaneous income           $     4,544         $       320         $     5,141
             Interest income -
               stockholder                        4,376               5,744               1,616
             Foreign currency income             16,158              10,948               4,091
             Income (loss) from
               investments                      (16,909)            (28,652)              2,931
             Consulting fees -
               related party                 (3,050,000)                 --                  --
             Interest expense                  (121,987)           (237,013)           (214,631)
             Miscellaneous expenses             (11,826)             (3,464)             (7,060)
                                            -----------         -----------         -----------
               TOTAL OTHER INCOME
                 (EXPENSES)                 $(3,175,644)        $  (252,117)        $  (207,912)
                                            ===========         ===========         ===========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 18 - INCOME TAXES

              The Company adopted Statement of Financial Accounting Standard 109 ("SFAS"). SFAS 109 provides for an asset and liability approach to accounting for income taxes that require the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

              In estimating future consequences, SFAS 109 generally considers all expected future events other than proposed changes in the tax law or rates prior to enactment.

              For the six months ended June 30, 1995, and for the years ended December 31, 1994 and 1993, there was no provision for deferred federal, state or foreign income taxes because all net operating loss carryforwards are no longer available due to the change in ownership of the Company.

              A reconciliation between the statutory federal income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:

                                                                              December 31,
                                                  June 30,          -------------------------------
                                                   1995                1994                1993
                                                -----------         -----------         -----------
               Statutory federal income
                 tax (benefit)                  $(1,414,600)        $   (58,600)        $  (167,800)

               State income tax                          --                  --                  --

               Foreign income tax in
                 excess of (less than)
                 domestic rate                     (457,760)            (18,973)            (54,307)

               Benefit not recognized on
                 operating loss                   1,533,385             101,685             222,107
               Valuation allowance                       --                  --                  --
                                                -----------         -----------         -----------

                                                $  (338,975)        $    24,112         $        --
                                                ===========         ===========         ===========

             The income tax related to the extraordinary gain on extinguishment of debt was approximately $340,000 for the six months ended June 30, 1995.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 19 - EXTRAORDINARY GAIN - EXTINGUISHMENT OF DEBT

              During 1995, the Company extinguished, at a discount, a $1,659,497 note obligation. The transaction resulted in an extraordinary gain of $415,695 ($.05 per share), net of income taxes of approximately $340,000.

NOTE 20 - SUPPLEMENTAL CASH FLOW INFORMATION

              Cash payments for the six months ended June 30, 1995 and for the years ended December 31, 1994 and 1993 include interest of $121,987, $237,013 and $214,631, respectively, and income taxes of $1,025, $24,112 and $-0-, respectively.

              Non-cash operating activities consisted of issuance of common stock for services for the six months ended June 30, 1995 in the amount of $3,050,000.

              Non-cash investing and finance activities for the six months ended June 30, 1995 consisted of the acquisition of a licensing agreement for $4,966,575 for $885,571 in cash, and a note obligation for $281,004 and the issuance of common stock for $3,800,000. Total cash paid was $885,571.

NOTE 21 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS

              The Company presently has no domestic operations and derives all of its' revenues from its subsidiaries located in Switzerland and Germany. Domestic (Switzerland and Germany) and export sales were as follows:


                                         Six Months                 Year Ended
                                           Ended                   December 31,
                                          June 30,         ----------------------------
                                            1995              1994              1993
                                         ----------        ----------        ----------
               Switzerland               $1,980,606        $1,165,730        $1,488,839
               Germany                    1,029,413         2,334,265         2,127,050
               Other export sales           796,294         5,117,609         2,373,791
                                         ----------        ----------        ----------

                                         $3,806,313        $8,617,604        $5,989,680
                                         ==========        ==========        ==========

              The following summarizes customers sales in excess of 10% or more of the total revenues:


                                         Six Months                 Year Ended
                                           Ended                   December 31,
                                          June 30,         ----------------------------
                                            1995              1994              1993
                                         ----------        ----------        ----------
               OEM/Phillips              $  166,660        $3,232,206        $  708,852
               SR Medical, GmbH,
                 Bubenreuth                 340,572           748,495         1,505,051
               Belmedtechnika, Minsk             --                --                --
               Rodiay, Solothurn          1,431,705                --                --
               Carbamed, Dattwic                 --           913,500         1,350,634

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 21 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS (CONTINUED)

              Sales to the Company's three largest customers for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993 accounted for approximately 51%, 57% and 60% of all revenues, respectively. Sales to the Company's single largest customer for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993 accounted for approximately 38%, 38% and 23% of all revenues, respectively.

              The following summarizes operating profit or (losses) by geographic area:

                                       Six Months                  Year Ended
                                         Ended                    December 31,
                                        June 30,          ----------------------------
                                          1995               1994              1993
                                      -----------         -----------         -----------
               Switzerland            $(4,095,783)        $  (295,805)        $  (493,703)

               Germany                    (65,032)            123,325                  --
                                      -----------         -----------         -----------

               NET LOSS BEFORE
                 INCOME TAX           $(4,160,815)        $  (172,480)        $  (493,703)
                                      ===========         ===========         ===========

        The following summarizes identifiable assets by geographic area:

                                   Six Months                  Year Ended
                                     Ended                    December 31,
                                    June 30,          -----------------------------
                                      1995               1994              1993
                                  -----------         -----------         ---------
               Switzerland        $12,513,262        $ 3,651,518        $ 3,516,566

               Germany                514,094            247,269                 --
                                  -----------        -----------        -----------

               TOTAL              $13,027,356        $ 3,898,787        $ 3,516,566
                                  ===========        ===========        ===========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993



NOTE 22 - COMMITMENTS

              The Company leases various facilities and vehicles under operating lease agreements expiring through November 6, 2002. The facilities lease agreements provide for a base monthly payment of $15,847 per month. Rent expense for the six months ended June 30, 1995 was $148,818 and for the years ended December 31, 1994 and 1993 were $185,459 and $143,140, respectively.

              Minimum annual lease payments under the facilities lease agreements are as follows:

                    Year Ending
                     June 30,
                    -----------
                       1996                        $190,160
                       1997                         190,160
                       1998                         190,160
                       1999                         141,575
                       2000                         125,380
                       Thereafter                   229,864

NOTE 23 - RELATED PARTY TRANSACTIONS

              The Company entered into agreements with Berkshire Capital Management Ltd., (Berkshire), a stockholder, whereby Berkshire would render consulting and related services towards and in regards with the acquisition of SR Medical AG and subsidiaries. Berkshire received 1,525,000 shares of the Company's restricted common stock in full payment of service rendered in June of 1995 which were valued at $3,050,000 ($2 per share).

NOTE 24 - SUBSEQUENT EVENT

              On July 7, 1995 the Board of Directors approved the changing of the Company's accounting year from December 31 to a June 30 fiscal year end. All necessary documents have been filed with proper governmental taxing agencies.

              On or about July 7, 1995, the Company commenced litigation against a former officer and director alleging certain misconduct on the part of such officer and seeking monetary compensation as a result thereof. On or about September 15, 1995 such defendant has responded by filing certain affirmative defenses and counter-claims against the Company and others. The time within which to respond to such counter-claims has not expired although it is expected that all material allegations of wrongdoing contained in such counter-claims will be denied in their entirety. Owing to the fact that the litigation has only recently commenced and further owing to the fact that discovery proceedings have not even been scheduled as yet, it is virtually impossible to determine, with any degree of certainty, the final outcome of this litigation although the Company fully expects to prevail on all material aspects of this lawsuit.

              Pursuant to the terms and conditions of an August 31, 1995 Investment Letter for Restricted Securities, the Company sold and issued 200,000 shares of its common stock during September 1995 for $700,000. The Company received $300,000 in September 1995 and the balance of $400,000 due in October 1995.

                         INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York


We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Swissray (Deutschland) Rontgentechnik GmbH, a wholly owned subsidiary, which statements reflect total assets of $437,021 as of June 30, 1997 and total revenues of $1,255,140 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Swissray (Deutschland) Rontgentechnick GmbH, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1997 and 1996 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          BEDERSON & COMPANY LLP






West Orange, New Jersey
September 16, 1997

                          SWISSRAY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1997 AND 1996



                                    ASSETS
                                                                                1997           1996
                                                                           ------------     -----------
CURRENT ASSETS:
  Cash and cash equivalents                                                $  3,091,307     $ 3,252,685
  Accounts receivable, net of allowance for doubtful
    accounts of $148,390 and $109,843                                         5,154,794       3,335,679
  Accounts receivable - affiliates                                                   --          31,533
  Note receivable                                                                    --         962,500
  Inventories                                                                 3,911,107       2,912,836
  Prepaid expenses and sundry receivables                                     1,936,138       1,075,681
                                                                           ------------     -----------
  TOTAL CURRENT ASSETS                                                       14,093,346      11,570,914
                                                                           ------------     -----------
PROPERTY AND EQUIPMENT, net                                                   4,336,617       1,138,282
                                                                           ------------     -----------
OTHER ASSETS:
  Due from stockholders                                                          69,587          17,414
  Due from affiliate                                                                 --         166,384
  Loan receivable                                                                17,396          20,292
  Accounts receivable - long-term, net of allowance
    for doubtful account of $814,178 and $300,000                               240,912       1,038,693
  Licensing agreement, net of accumulated amortization
    of $869,151 and $372,493                                                  4,097,424       4,594,082
  Patents and trademarks, net of accumulated amortization
    of $54,941 and $28,001                                                      206,003         220,018
  Capitalized computer software, net of accumulated
     amortization of $34,512                                                    317,524              --
  Organization cost, net of accumulated amortization of $2,464 and $978           5,921           7,407
  Security deposits                                                              43,728          19,952
  Note receivable - long-term                                                   513,643              --
  Goodwill, net of accumulated amortization of $9,023                           410,814              --
                                                                           ------------     -----------
  TOTAL OTHER ASSETS                                                          5,922,952       6,084,242
                                                                           ------------     -----------
TOTAL ASSETS                                                               $ 24,352,915     $18,793,438
                                                                           ============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                                     $    243,135     $   511,101
  Notes payable - banks                                                       3,834,706       2,069,828
  Loan payable                                                                  133,008         156,254
  Accounts payable                                                            5,336,749       4,186,092
  Accounts payable - affiliates                                                      --           1,541
  Accrued expenses                                                            1,401,938       1,135,693
  Customer deposits                                                             170,436          77,673
  Due to stockholders and officers                                              139,826              --
                                                                           ------------     -----------
  TOTAL CURRENT LIABILITIES                                                  11,259,798       8,138,182
                                                                           ------------     -----------
CONVERTIBLE DEBENTURES                                                        6,000,000              --
                                                                           ------------     -----------
LONG-TERM DEBT, less current maturities                                         524,689              --
                                                                           ------------     -----------
STOCKHOLDERS' EQUITY:
  Common stock                                                                  196,944         141,851
  Additional paid-in capital                                                 26,608,594      19,268,400
  Accumulated deficit                                                       (18,808,576)     (7,918,948)
  Accumulated other comprehensive loss                                       (1,428,534)       (836,047)
                                                                           ------------     -----------
  TOTAL STOCKHOLDERS' EQUITY                                                  6,568,428      10,655,256
                                                                           ------------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 24,352,915     $18,793,438
                                                                           ============     ===========


                   The accompanying notes are an integral part
                         of these financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1997 AND 1996



                                              1997             1996
                                          ------------     ------------
NET SALES                                 $ 13,151,701     $ 10,899,222

COST OF SALES                                8,445,414        5,793,306
                                          ------------     ------------

GROSS PROFIT                                 4,706,287        5,105,916
                                          ------------     ------------

OPERATING EXPENSES:
  Officers and directors compensation          693,906          612,776
  Salaries                                   2,059,396        1,829,535
  Selling                                    1,873,389        1,140,604
  Research and development                   5,786,158        1,731,502
  General and administrative                 1,717,795        1,161,291
  Other operating expenses                   1,645,800        1,098,346
  Bad debts                                    619,160          491,487
  Depreciation and amortization                770,294          526,138
                                          ------------     ------------

  TOTAL OPERATING EXPENSES                  15,165,898        8,591,679
                                          ------------     ------------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                         (10,459,611)      (3,485,763)

OTHER INCOME (EXPENSES)                         67,720          810,003
                                          ------------     ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                      (10,391,891)      (2,675,760)

INCOME TAX PROVISION (BENEFIT)                 110,223         (364,648)
                                          ------------     ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS               (10,502,114)      (2,311,112)

EXTRAORDINARY ITEMS, net of income tax
  of approximately $-0- and $343,000          (387,514)         419,500
                                          ------------     ------------

NET LOSS                                  $(10,889,628)    $(1,891,612)
                                          ============     ============


LOSS PER COMMON SHARE:
  Loss from continuing operations         $       (.67)    $       (.18)
  Extraordinary items                             (.02)             .03
                                          ------------     ------------

  NET LOSS                                $       (.69)    $       (.15)
                                          ============     ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                        15,817,571       12,974,749
                                          ============     ============


              The accompanying notes are an integral part of these
                              financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1997 AND 1996


                                                                                                                     Accumulated
                                                               Common Stock         Additional                          Other
                                                          ----------------------      Paid-in      Accumulated      Comprehensive
                                                            Shares       Amount       Capital        Deficit             Loss
                                                          ----------    --------   -----------     ------------     -------------
BALANCE - July 1, 1995                                    12,035,064    $120,351    $12,719,998     $ (6,027,336)    $  (436,180)

  COMPREHENSIVE LOSS:

    Net loss for the year                                         --          --             --       (1,891,612)             --

    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                    --          --             --               --        (399,867)


    TOTAL COMPREHENSIVE LOSS                                      --          --             --               --              --


  Issuance of common stock for cash                        1,100,000      11,000      5,189,000               --              --

  Stock options exercised for cash                         1,050,000      10,500      2,039,500               --              --

  Public offering expenses                                        --          --       (680,098)              --              --
                                                          ----------    --------    -----------     ------------     -----------

BALANCE - June 30, 1996                                   14,185,064     141,851     19,268,400       (7,918,948)       (836,047)

  COMPREHENSIVE LOSS:

    Net loss for year                                             --          --             --      (10,889,628)             --

    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                    --          --             --               --        (592,487)

    TOTAL COMPREHENSIVE LOSS                                      --          --             --               --              --

  Issuance of common stock for cash                        5,197,759      51,977      6,947,830               --              --

  Issuance of common stock in lieu of interest payment        70,610         706        132,244               --              --

  Stock options exercised for cash                           161,000       1,610        115,920               --              --

  Stock option granted as compensation                            --          --         25,000               --              --

  Purchase of subsidiary for stock                            80,000         800        119,200               --              --
                                                          ----------    --------    -----------     ------------     -----------

BALANCE - June 30, 1997                                   19,694,433    $196,944    $26,608,594     $(18,808,576)    $(1,428,534)
                                                          ==========    ========    ===========     ============     ===========

                                                               Total
                                                           ------------
BALANCE - July 1, 1995                                     $  6,376,833
                                                           ------------
  COMPREHENSIVE LOSS:

    Net loss for the year                                    (1,891,612)

    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                 (399,867)
                                                           ------------

    TOTAL COMPREHENSIVE LOSS                                 (2,291,479)
                                                           ------------

  Issuance of common stock for cash                           5,200,000

  Stock options exercised for cash                            2,050,000

  Public offering expenses                                     (680,098)
                                                           ------------

BALANCE - June 30, 1996                                      10,655,256
                                                           ------------

  COMPREHENSIVE LOSS:

    Net loss for year                                       (10,889,628)

    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                (592,487)
                                                           ------------

    TOTAL COMPREHENSIVE LOSS                                (11,482,115)
                                                           ------------

  Issuance of common stock for cash                           6,999,807

  Issuance of common stock in lieu of interest payment          132,950

  Stock options exercised for cash                              117,530

  Stock option granted as compensation                           25,000

  Purchase of subsidiary for stock                              120,000
                                                           ------------

BALANCE - June 30, 1997                                    $  6,568,428
                                                           ============

              The accompanying notes are an integral part of these
                              financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1997 AND 1996


                                                                         1997            1996
                                                                     ------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                           $(10,889,628)    $(1,891,612)
  Adjustment to reconcile net loss to net
    cash from operating activities:
    Depreciation and amortization                                         770,294         526,138
    Provision for bad debts                                               552,725         336,706
    Write off of affiliate receivable                                     166,384              --
    Operating expenses through issuance of stock options                  157,950              --
    Gain on sale of marketable securities                                      --        (762,500)
    (Increase) decrease in operating assets:
      Accounts receivable                                              (1,857,662)     (1,870,866)
      Accounts receivable - affiliates                                     31,533         (31,533)
      Accounts receivable - other                                         283,603          22,138
      Inventories                                                        (998,271)     (1,420,393)
      Prepaid expenses and sundry receivables                            (860,457)       (976,664)
    Increase(decrease) in operating liabilities:
      Accounts payable                                                  1,601,074       1,514,465
      Accounts payable - affiliates                                        (1,541)          1,541
      Accrued expenses                                                    266,245         855,041
      Customer deposits                                                    92,763          38,874
                                                                     ------------     -----------
  NET CASH USED BY OPERATING ACTIVITIES                               (10,684,988)     (3,658,665)
                                                                     ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                (3,431,375)       (932,066)
  Licensing agreement                                                    (352,036)             --
  Purchase of marketable securities                                            --        (200,000)
  Patents and trademarks                                                  (12,925)        (45,309)
  Goodwill                                                               (299,837)             --
  Organization cost                                                            --          (8,385)
  Collection of note receivable                                           448,857              --
  Security deposits                                                       (23,776)        (19,952)
  Repayments from affiliates                                                   --          34,592
  Repayment of loans receivable                                             2,896              --
                                                                     ------------     -----------

  NET CASH USED BY INVESTING ACTIVITIES                                (3,668,196)     (1,171,120)
                                                                     ------------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowing                                    9,834,706       2,069,828
  Proceeds from long-term borrowing                                       248,987              --
  Principal payment of short-term borrowings                           (2,093,074)     (2,711,086)
  Principal payments of long-term borrowing                              (442,681)       (281,004)
  Issuance of common stock for cash                                     7,117,337       7,250,000
  Repayment from (advances to) stockholder and officers                    87,653         141,054
  Public offering expenses                                                     --        (680,098)
                                                                     ------------     -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                            14,752,928       5,788,694
                                                                     ------------     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  (561,122)       (383,050)
                                                                     ------------     -----------
NET INCREASE (DECREASE) IN CASH                                          (161,378)        575,859

CASH AND CASH EQUIVALENTS - beginning of period                         3,252,685       2,676,826
                                                                     ------------     -----------

CASH AND CASH EQUIVALENTS - end of period                            $  3,091,307     $ 3,252,685
                                                                     ============     ===========


              The accompanying notes are an integral part of these
                              financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name "C.G.S. Units, Inc." On May 23, 1994, the Company acquired 100% of the outstanding securities of Direct Marketing Services, Inc., a company incorporated in the State of Delaware on June 3, 1993. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and the surviving corporation changed its' name to DMS Industries, Inc. DMS Industries, Inc. was principally engaged in the promotion and sales of its proprietary brand of cigarettes on a commission basis. In May of 1995 the Company discontinued its' operations and changed its' name to Swissray International, Inc.

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Swissray International, Inc. (Parent), and its' wholly owned subsidiaries SR Medical AG and SR Management AG (both Swiss corporations), Swissray Corporation and Swissray Empower, Inc. (both U.S. corporations) and SR Medical AG's wholly owned subsidiaries Teleray AG (a Swiss Corporation) and Swissray (Deutschland) Rontgentechnik GmbH (a German corporation). All material intercompany transactions and balances have been eliminated in consolidation.

         SR Medical AG (a Swiss corporation) was organized in 1988 and markets and services diagnostic x-ray medical equipment.

         Teleray AG (a Swiss corporation) was organized in 1994 and is engaged in research, development and assembly activities related to diagnostic x-ray medical equipment and accessories.

         Swissray (Deutschland) Rontgentechnik GmbH (a German corporation) was organized in 1988 and is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories. The Company in 1997 changed its name from SR Medical GmbH to Swissray (Deutschland) Rontgentechnik GmbH.

         SR Management AG (a Swiss corporation) was organized in December of 1995 as a service oriented company serving only the other companies within the consolidated group in the areas of consultation, bookkeeping, logistics, and employment services. The Company in 1997 changed its name from SR Finance AG to SR Management AG.

         Swissray Corporation (a U.S. corporation) was organized in November of 1996 and is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories.

         Swissray Empower, Inc. (a U.S. corporation) was organized in 1985 and was acquired by Swissray International, Inc. on April 1, 1997. The Company is engaged in the sale of diagnostic x-ray supplies.

         BUSINESS ACQUISITION

         On April 1, 1997, Swissray International, Inc. exchanged 80,000 shares of common stock at the then quoted market price of $120,000 ($1.50 per share) for all the outstanding shares of Empower, Inc. The consolidated financial statements presented include the accounts of Swissray Empower, Inc., formerly Empower, Inc., from April 1, 1997 (date of acquisition) to June 30, 1997. The acquisition has been accounted for as a purchase.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         BASIS OF ACCOUNTING

         The Company maintains its records on the accrual basis of accounting. Revenues are recognized when the products are delivered and expenses are recorded when incurred.

         CERTAIN SIGNIFICANT RISK AND UNCERTAINTIES

         The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during this period. Actual results could differ from those estimates.

         CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORIES

         Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and overhead.

         PROPERTY AND EQUIPMENT

         Property and equipment including significant betterments, are recorded at cost. Upon retirement or disposal of properties, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

         DEPRECIATION

         Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets. Depreciation is recorded on the straight-line method. The estimated useful lives of each asset category are as follows:

                                                   Years
                                                   -----
            Automobiles                              3
            Equipment                             5  - 10
            Office furniture and equipment        5  - 10
            Office and leasehold improvements       10
            Building                                40

         INTANGIBLE ASSETS

         Licensing agreement is stated at cost less imputed interest net of accumulated amortization computed on the straight-line method over its estimated economic life of 10 years. Amortization commenced on October 1, 1995 upon the initial sale of the Company's products within the defined territories of the agreement. Amortization expense, for the licensing agreement, for the years ended June 30, 1997 and 1996 was $465,293 and $372,493, respectively.

         Patents and trademarks are stated at cost less accumulated amortization computed on the straight-line method over their estimated economic life of 10 years. Amortization expense, for patents and trademarks, for the years ended June 30, 1997 and 1996 was $26,940 and $28,001, respectively.

         Capitalized computer software is stated at cost less accumulated amortization computed on the straight-line method over its estimated useful lives of 5 to 8 years. Amortization commenced on January 1, 1997, therefore no amortization expense has been provided for the year ended June 30, 1996. Amortization expense, for capitalized computer software, for the year ended June 30, 1997 was $34,512.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         All cost incurred by the Company in connection with incorporation of subsidiaries have been capitalized and are being amortized over a period of sixty (60) months. Amortization expense, for organization cost, for the years ended June 30, 1997 and 1996 was $1,486 and $978, respectively.

         Goodwill has been recorded for the amount of cost in excess of fair value of the net assets of Empower, Inc. which was acquired in a purchase transaction on April 1, 1997. The goodwill is being amortized on a straight-line method over 10 years. Amortization charged to operations amounted to $9,023 for the year ended June 30, 1997. No amortization was charged during the year ended June 30, 1996.

         The Company reevaluates intangible assets based on expectations of cash flows and operating income to determine whether any potential impairment exists. If necessary, the Company writes down the recorded cost of the intangible asset to the fair value when recorded costs, prior to impairment, are higher.

         ADVERTISING AND PROMOTION

         Advertising and promotion cost are expensed as incurred and included in "Selling Expenses". Advertising and promotion expenses for the years ended June 30, 1997 and 1996 were $781,189 and $740,044, respectively.

         RESEARCH AND DEVELOPMENT

         Cost associated with research, new product development, and product cost improvements are treated as expenses when incurred. Research and development costs expended for the years ended June 30, 1997 and 1996 were $5,786,158 and $1,731,502, respectively.

         DEFERRED INCOME TAXES

         Deferred income taxes are provided on a liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all deferred tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES

         All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

         NET LOSS PER COMMON SHARE

         Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior year's financial statements to conform to the June 30, 1997 presentation.

         FOREIGN CURRENCY TRANSLATION

         Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or the historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders' equity, while gains and losses resulting from foreign currency transactions are included in operations.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 2 - CONCENTRATION OF CREDIT RISK AND RISK ARISING FROM CASH DEPOSITS IN EXCESS OF INSURED LIMITS

         The Company sells its products to various customers primarily in Europe, Asia and Africa. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. Export sales are usually made under letter of credit agreements. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

         The Company maintains its cash balances with major United States, Swiss and German financial institutions. Funds on deposit with financial institutions in the United States are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 1997, all funds on deposit in the United States are insured. The cash balances at Swiss and German financial institutions are not insured. At June 30, 1997 and 1996, cash in the amount of $3,021,843 and $3,252,685, respectively, was not insured.

NOTE 3 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, trade and other accounts receivable, notes receivable, accounts payable, accrued expenses, notes and loans payable, the carrying amounts approximate fair value due to their short term maturities. The amount shown for long-term receivables also approximate fair value.

         Investments in affiliated companies for which there is no quoted market price are accounted for by the equity method resulting in no carrying value which the Company considers a fair value.

NOTE 4 - ACCOUNTS RECEIVABLE - AFFILIATES

         The Company sells merchandise to affiliated sales companies in the normal course of business. No amounts were due to the Company at June 30, 1997 whereas at June 30, 1996 the amounts due to the Company were $31,533.

NOTE 5 - NOTE RECEIVABLE

         On June 20, 1996 the Company sold marketable securities for a 5% promissory note in the amount of $962,500 originally due on October 20, 1996 of which $100,000 was paid on December 10, 1996. On January 15, 1997, the Company renegotiated the terms of the unpaid balance. A new note in the amount of $862,500 was renegotiated, with interest at 6% cumulative and payable when the note matures on January 1, 2000. At June 30, 1997, principal payments of $348,857 were received leaving a balance due of $513,643. Interest payments were also paid to June 30, 1997.

NOTE 6 - INVENTORIES

         Inventories are summarized by major classification as follows:

                                                           June 30,
                                                  --------------------------
                                                     1997           1996
                                                  ----------      ----------
            Raw materials, parts and supplies     $2,632,256      $1,854,322
            Work in process                          468,204         853,657
            Finished goods                           810,647         204,857
                                                  ----------      ----------

                                                  $3,911,107      $2,912,836
                                                  ==========      ==========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 7  - PREPAID EXPENSES AND SUNDRY RECEIVABLES

         Prepaid expenses and sundry receivables consist of the following:

                                                                    June 30,
                                                            ------------------------
                                                               1997          1996
                                                            ----------    ----------
         Prepaid expenses, deposits and advance payments    $  681,742    $  258,373
         Insurance claim for fire damage                       352,996            --
         Prepaid and refundable taxes                          888,169       806,138
         Employee loans                                         13,231         1,378
         Interest receivable                                        --         9,792
                                                            ----------    ----------

                                                            $1,936,138    $1,075,681
                                                            ==========    ==========

NOTE 8  - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                       June 30,
                                                              ------------------------
                                                                  1997         1996
                                                              ----------    ----------
          Land and building                                   $ 3,022,77    $       --
          Equipment                                            1,223,572     1,031,849
          Office furniture and equipment                         161,223       121,404
          Office and leasehold improvements                      249,160       219,024
                                                              ----------    ----------
                                                               4,656,727     1,372,277
          Less:  Accumulated depreciation and amortization       320,110       233,995
                                                              ----------    ----------
                                                              $4,336,617    $1,138,282
                                                              ==========    ==========

         Depreciation and amortization expense, for property and equipment, for the years ended June 30, 1997 and 1996 were $233,040 and $103,176, respectively.

NOTE 9 - DUE FROM STOCKHOLDER

         The Company has made unsecured advances to its' President (a principal stockholder) requiring interest only payments at 6% per annum. The balance at June 30, 1996 was $17,414 and by June 30, 1997 has been repaid. Interest charged the stockholder for the years ended June 30, 1997 and 1996, was $891 and $12,530, respectively.

         The Company also made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the year ended June 30, 1997 was $3,460.

NOTE 10 - DUE FROM AFFILIATES

         The Company has made non-interest bearing advances to Swissray Medical GmbH, Willich, an affiliated sales company. The balance due to the Company at June 30, 1996 was $166,384, which was written off in 1997.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 11 - ACCOUNTS RECEIVABLE - LONG-TERM

          The Company sold merchandise to a customer in 1995. In June 1996, the Company renegotiated payment terms with the customer and agreed that the customer would pay the Company approximately $5,000 to $30,000 per month based on usage of the merchandise for a period of 5 years. The amount due the Company at June 30, 1997 and 1996 was $240,912 and $1,038,693, respectively, after applying a discount for imputed interest and a provision for doubtful collection in the total amount of $814,178 and $300,000, respectively.

NOTE 12 - LICENSING AGREEMENT

          The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 660,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

NOTE 13 - INVESTMENTS

          The Company has made various investments which are recorded on the equity method. These entities have operated at a loss in excess of equity, therefore, the Company is carrying these investments as follows:

                                                              June 30, 1997           June 30, 1996
                                                          ----------------------   -------------------
                                           Ownership      Carrying      Carrying
                                               %            Cost         Value        Cost       Value
                                           ---------      --------      --------    -------      -----
Swissray SR Medical GmbH, Willich             34%         $ 16,892        $--       $16,892       $--
Swissray Medical, s.r.o., Bratislaua          34%            6,757         --         6,757        --
Swissray Medical s.r.o., Brno                 34%            6,757         --         6,757        --
Teleray s.r.o., Willich                       49%           38,403         --        28,362        --
Teleray s.r.o., Brno                          34%            6,757         --         6,757        --
Digitec GmbH, Neuss                           20%           59,641         --        11,484        --
                                                          --------        ---       -------       ---

Total                                                     $135,207        $--       $77,009       $--
                                                          ========        ===       =======       ===

NOTE 14 - NOTES PAYABLE - BANK

          The Company has negotiated a line-of-credit agreement with the Union Bank of Switzerland dated July 16, 1996 for $376,310, based on the exchange rate in effect on June 30, 1997, for borrowing availability in excess of cash balances on deposit with the bank. Pending renegotiation of the agreement, the bank is reducing the amount available in excess of the cash on deposit with the bank by $102,630 per month until October of 1997.

          The Company has also negotiated a line-of-credit agreement with the Swiss Bank Corporation for $1,505,240, based on the exchange rate in effect on June 30, 1997.

          Swissray Empower, Inc., a subsidiary, has negotiated a line-of-credit agreement with the State Bank of Long Island dated October 21, 1996 with a maximum borrowing base of $450,000 as of June 30, 1997. The maximum borrowing base is reduced in the future by $25,000 per quarter terminating on December 31, 2001.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 14 - NOTES PAYABLE - BANK (CONTINUED)

         Notes payable are summarized as follows:


                                                                              June 30,
                                                                 -----------------------------------
                                                                    1997                     1996
                                                                 ----------               ----------
          Union Bank of Switzerland, due on
          demand, with interest at 8% per annum,
          collateralized by the cash on deposit at
          Union Bank of Switzerland and accounts
          receivable. Cash balances on deposit at
          Union Bank of Switzerland at June 30,
          1997 and 1996 were $2,805,747 and
          $1,596,200, respectively.                              $1,421,075               $2,069,828

          Swiss Bank Corporation, due on demand,
          with interest at 5.25% per annum,
          collaterized by the cash on deposit at
          Swiss Bank Corporation and accounts
          receivable. Cash balances on deposit at
          Swiss Bank Corporation at June 30, 1997
          were $106,007.                                            695,231                       --

          State Bank of Long Island, due on
          demand, with interest at prime plus
          2.25%, collateralized by the assets of
          Swissray Empower, Inc. and guaranteed by
          the Company. Total assets of Swissray
          Empower, Inc. were $1,983,502 at June
          30, 1997.                                                 350,000                       --

          Cantonal Bank of Lucerne, on demand with
          three months notice, with interest at
          5.25% payable quarterly, collateralized
          by the land and building.                               1,368,400                       --
                                                                 ----------               ----------

                                                                 $3,834,706               $2,069,828
                                                                 ==========               ==========

NOTE 15 - LOAN PAYABLE

          The Company has negotiated a 5% demand loan from a private foundation fund. The loan balance payable at June 30, 1997 and 1996 was $133,008 and $156,254, respectively.

NOTE 16 - DUE TO STOCKHOLDERS AND OFFICERS

          In June 1997, the President of the Company (a principal stockholder) made non-interest bearing advances to the Company in the amount of $5,862.

          Prior to the acquisition of Empower, Inc., the president of Empower, Inc. advanced that company funds for operating expenses at 8.25% interest. As part of the acquisition, the Company agreed to continue to pay this obligation. The balance due the stockholder of the Company at June 30, 1997 was $112,013 including unpaid interest of $25,695. Interest payable to the stockholder for the period from April 1, 1997 (date of acquisition) to June 30, 1997 was $2,315.

          An officer of Swissray Corporation made non-interest bearing advances to the subsidiary for operating expenses during 1997. The balance due at June 30, 1997 was $21,951.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996







NOTE 17 - CONVERTIBLE DEBENTURES

         Convertible debentures consist of the following:

                                                                       June 30,
                                                           ---------------------------------
                                                              1997                  1996
                                                           ----------             ----------
          Convertible promissory note dated April
          28, 1997 and due April 28, 1998 with
          interest at 6% per annum. The principle
          shall be convertible into common shares
          one year from the issue date of the note
          at the lessor of eighty (80%) percent of
          bid price or $2.50 per share on the date
          of conversion. Interest due on the note
          shall similarly be paid in common stock
          at the time of conversion.                        $2,000,000               $--

          Convertible promissory debenture dated
          May 15, 1997 and due May 15, 2000 with
          interest at 6% per annum. The debentures
          are convertible into common shares at
          any time after June 29, 1997 at a price
          equal to 80% of the average closing bid
          price for the five (5) trading days
          preceding the date of conversion. Any
          debenture not so converted is subject to
          mandatory conversion on May 15, 2000.              2,000,000                --

          Convertible promissory debenture dated
          June 13, 1997 and due June 13, 2000 with
          interest at 6% per annum. The debentures
          are convertible into common shares at
          any time after July 28, 1997 at a price
          equal to 80% of the average closing bid
          price for the five (5) trading days
          preceding the date of conversion. Any
          debenture not so converted is subject to
          mandatory conversion on June 13, 2000.             2,000,000                --
                                                            ----------               ---

                                                            $6,000,000               $--
                                                            ==========               ===

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 18 - LONG-TERM DEBT

         Long-term debt consists of the following:


                                                                June 30,
                                                          --------------------
                                                            1997        1996
                                                          --------    --------
              Note payable - Edward Coyne, in weekly
              installments of $817, including
              principal and interest at 8% per annum,
              maturing on October 9, 2002                 $182,617    $     --

              Note payable - Thatcher Company of New
              York, in monthly installments of $855,
              including principal interest at 10.25%
              per annum, maturing on October 3, 2001,
              secured by various x-ray chemical mixing
              machines                                      35,623          --

              Note payable - Union Bank of
              Switzerland, related to the acquisition
              of equipment sold to a customer (see
              Accounts Receivable - Long-Term), in
              monthly installments of $12,589 with
              imputed interest at 6.0%, expiring on
              September 30, 2000                           450,417          --

              Capitalized leases related to the
              acquisition of various computer and
              office equipment in monthly installments
              over periods ranging up to June 4, 2001
              with interest imputed at rates ranging
              from 9.1% to 28.3%. These leases are
              secured by the specific equipment
              leased                                        30,747          --

              Note payable - Dr. Zeman-Wiegand Helga,
              due on demand, requires interest only
              payments at 7% per annum with no current
              amortization required                         68,420      87,070

              Note payable - Carba, AG, due July 1,
              1996, requiring interest only payments
              at 6% per annum with no current
              amortization required                             --     293,426

              Note payable - Carbamed-Ruegge
              Reduktion, due July 1, 1996, requiring
              interest only payments at 6% per annum
              with no current amortization required             --     130,605
                                                          --------    --------
                                                           767,824     511,101

              Less:  Current portion                       243,135     511,101
                                                          --------    --------
                                                          $524,689    $     --
                                                          ========    ========

             The aggregate long-term debt payment are as follows:

                 Years Ending
                    June 30,
                 ------------
                      1998                                  $   243,135
                      1999                                      180,834
                      2000                                      190,321
                      2001                                       99,889
                      2002                                       43,134
                      Thereafter                                 10,511
                                                            -----------

                                                            $   767,824
                                                            ===========

NOTE 19 - COMMON STOCK

          On March 12, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 15,000,000 to 30,000,000 of $.01 par value common shares.

          The Company's outstanding shares of common stock of $.01 par value at June 30, 1997 and 1996 were 19,694,433 and 14,185,064, respectively.

NOTE 20 - ISSUANCE OF COMMON STOCK FOR CASH

          The Company issued 2,150,000 shares for $7,250,000 (includes 1,050,000 shares for $2,050,000 issued under stock option plan) for the year ended June 30, 1996 and 5,358,759 shares for $7,117,337 (including 161,000 shares for $117,530 issued under stock option plan) for the year ended June 30, 1997.

NOTE 21 - PENSION AND EMPLOYEE BENEFIT PLANS

          The Swiss and Germany Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1997 and 1996, were $274,009 and $198,722, respectively.

          Effective March 1, 1992, Swissray Empower, Inc. (formerly Empower, Inc.), a U.S. subsidiary, adopted a qualified 401(k) retirement plan for the benefit of substantially all its employees. Under the plan, employees can contribute and defer taxes on compensation contributed. The subsidiary matches, within prescribed limits, the contributions of the employees. The subsidiary also has the option to make an additional contribution to the plan. The subsidiary's contribution to the plan for the period April 1, 1997 (date of acquisition) to June 30, 1997 was $4,185.

          Effective April 3, 1992, Swissray Empower, Inc. (formerly Empower, Inc.), a U.S. subsidiary, adopted a "Section 125" employee benefits plan, which is also referred to as a "Cafeteria" plan. The subsidiary pays for approximately 85% of the employees' health coverage and the employee pays approximately 15% of the cost of coverage. With the implementation of the Cafeteria plan, the employees' payments for coverage are on a pre-tax basis. A new employee has only a ninety (90) day waiting period before he or she becomes eligible to participate in the group insurance plan and the Cafeteria plan.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 22 - OTHER INCOME (EXPENSES)

                                                                                  Year Ended June 30,
                                                                            ------------------------------
                                                                                1997               1996
                                                                            ------------       -----------
             Interest income                                                $     68,950       $   131,166
             Interest income - stockholder and officer                             4,351            12,530
             Foreign currency income                                             484,846           377,587
             Miscellaneous income                                                  6,833               512
             Loss from investments                                              (246,217)            --
             Interest expense                                                   (248,728)         (193,930)
             Interest expense - stockholder                                       (2,315)            --
             Licensing income                                                      --              482,138
                                                                            ------------       -----------

             TOTAL OTHER INCOME (EXPENSES)                                  $     67,720       $   810,003
                                                                            ============       ===========

NOTE 23 - INCOME TAXES

          Deferred income tax assets as of June 30, 1997 and 1996 of $6,020,961 and $2,947,792, respectively, as a result of net operating losses, have been fully offset by a valuation allowance. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

          A reconciliation between the statutory federal income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:

                                                                                Year Ended June 30,
                                                                          ------------------------------
                                                                               1997             1996
                                                                          ------------      ------------
                   Statutory federal income tax (benefit)                  $(3,665,678)      $(1,067,008)
                   State and foreign income tax                                 79,296             --
                   Foreign income tax (benefit) in
                     excess of domestic rate                                   509,203          (325,715)
                   Benefit not recognized on operating loss                    114,233             --
                   Valuation allowance                                       3,073,169         1,028,075
                                                                          ------------      ------------

                                                                          $    110,223      $   (364,648)
                                                                          ============      ============

          Net operating loss carryforwards at June 30, 1997 were approximately as follows:

                   United States (expiring through June 30, 2012)                            $ 9,100,000
                   Switzerland (expiring through June 30, 2007)                               15,200,000
                                                                                             -----------
                                                                                             $24,300,000
                                                                                             ===========

          The income tax related to the extraordinary gain on sale of marketable securities was approximately $343,000 for the year ended June 30, 1996.

          No income tax benefit has been recognized related to the extraordinary loss incurred as a result of fire damage for the year ended June 30, 1997.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 24 - EXTRAORDINARY ITEMS

          In June of 1996, the Company sold marketable securities for $962,500, at a cost of $200,000, resulting in an extraordinary gain of $419,500 ($.03 per share), net of income taxes of approximately $343,000.

          On April 12, 1997, the Company sustained significant fire damage at a leased production and office facility in Hochdorf, Switzerland, resulting in an extraordinary loss, net of insurance proceeds, of $387,514, net of income taxes of $-0-.

NOTE 25 - SUPPLEMENTAL CASH FLOW INFORMATION

          Cash payments for the years ended June 30, 1997 and 1996, include interest of $122,427 and $193,930, respectively, and income taxes of $56,562 and $-0-, respectively.

          For the year ended June 30, 1996 the Company received a note receivable for $962,500 from the sale of marketable securities. No cash was received.

          NON-CASH OPERATING ACTIVITIES

          In April of 1997, the Company issued options to an officer under the 1996 non-compensation stock option plan. The excess of the then quoted market price over the option price has been recorded as additional compensation amounting to $25,000.

          The Company issued 70,610 shares of common stock in lieu of interest payments due on convertible notes in the amount of $132,950.

          NON-CASH INVESTING ACTIVITIES

          On April 1, 1997, the Company acquired a subsidiary through the issuance of 80,000 shares of common stock at the then quoted market price of $120,000 ($1.50 per share). This transaction was accounted for as a purchase.

NOTE 26 - STOCK OPTIONS

          The Board of Directors, on January 30, 1996, adopted a non-statutory stock option plan and reserved 3,000,000 shares for issuance to eligible full and part-time employees, officers, directors and consultants. Options are non-transferrable and are exercisable during a term of not more than ten (10) years from the grant date. The options are issuable in such amounts and at such prices as determined by the Board of Directors, except that each option price of each grant will not be less than twenty (20%) percent of the fair market value of such shares on the date the options are granted.

          The following table summarizes the non-statutory stock options outstanding as of June 30, 1997.

                                      Price Per         Options             Options           Options
               Date Granted             Share            Granted           Exercised        Outstanding
               ------------           ---------         --------           ---------        -----------

               March 11, 1996          $1.00               50,000             50,000              --
               March 11, 1996           2.00            2,000,000          1,000,000          1,000,000
               July 22, 1996             .73              200,000            151,000             49,000
               January 24, 1997         4.00              125,000              --               125,000
               January 24, 1997         3.50              150,000              --               150,000
               April 4, 1997            1.00               50,000              --                50,000
               June 13, 1997             .73              270,000             10,000            260,000
                                                        ---------          ---------          ---------

                                                        2,845,000          1,211,000          1,634,000
                                                        =========          =========          =========

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 26 - STOCK OPTIONS (CONTINUED)

          The Company has also issued other stock options as follows:

                                      Price Per          Options            Options           Options
               Date Granted             Share            Granted           Exercised        Outstanding
               ------------           ---------          -------           ---------        -----------

               September 20, 1995      $6.50              200,000             --                200,000
               June 8, 1996             5.00              100,000             --                100,000
               May 16, 1996             4.75               35,000             --                 35,000
                                                         --------          ---------        -----------

                                                          335,000             --                335,000
                                                         ========          =========        ===========

NOTE 27 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS

          The Company derives all of its' revenues from its subsidiaries located in the United States, Switzerland and Germany. Sales by geographic areas for the years ended June 30, 1997 and 1996 were as follows:

                                                                            1997               1996
                                                                         -----------       ------------

               United States                                             $ 2,000,608        $     --
               Switzerland                                                 2,184,161          2,002,374
               Germany                                                     1,393,072          4,976,503
               Other export sales                                          7,573,860          3,920,345
                                                                         -----------        -----------

                                                                         $13,151,701        $10,899,222
                                                                         ===========        ===========

          The following summarizes customers sales in excess of 10% or more of the total revenues for the years ended June 30, 1997 and 1996:

                                                                            1997               1996
                                                                        ------------       ------------

                  Largest customers:
                    Sales                                               $  4,288,697       $  4,499,893
                    Percentage                                                33%                 41%
                    Number of customers                                        2                   3

                  Single largest customer:
                    Sales                                                 $2,389,613         $1,603,631
                    Percentage                                                18%                15%

          The accounts receivable balance at June 30, 1997 from the two largest customers amounted to approximately $1,150,800 representing approximately 22% of total trade accounts receivable with the single largest customer balance of approximately $835,700 representing approximately 16% of total trade receivables. The accounts receivable balance at June 30, 1996 from the three largest customers amounted to approximately $1,650,000 representing approximately 48% of total trade accounts receivable with the single largest customer balance of approximately $1,500,000 representing approximately 44% of total trade accounts receivable.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996







NOTE 27 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS (CONTINUED)

          The following summarizes operating profit (losses) before provision for income tax by geographic areas for the years ended June 30, 1997 and 1996:

                                                                            1997                1996
                                                                        ------------        -----------

                  United States                                        $    (175,254)       $     --
                  Switzerland                                             (9,883,240)        (2,612,087)
                  Germany                                                   (333,397)           (63,673)
                                                                        ------------        -----------

                                                                        $(10,391,891)       $(2,675,760)
                                                                        ============        ===========


          The following summarizes identifiable assets by geographic area:

                                                                                    June 30,
                                                                         ------------------------------
                                                                             1997              1996
                                                                         -----------        -----------

                  United States                                         $  2,028,307        $    --
                  Switzerland                                             21,576,069         18,129,362
                  Germany                                                    748,539            664,076
                                                                         -----------        -----------

                                                                         $24,352,915        $18,793,438
                                                                         ===========        ===========

NOTE 28 - COMMITMENTS

          The Company leases various facilities and vehicles under operating lease agreements expiring through September 2002. The Company has excluded all vehicle leases in the schedule below because they are deemed to be immaterial. The facilities lease agreements provide for a base monthly payment of $20,767 per month. Rent expense for the years ended June 30, 1997 and 1996 was $297,926 and $242,658, respectively.

          Future minimum annual lease payments, based on the exchange rate in effect on June 30, 1997, under the facilities lease agreements are as follows:

                  Year Ended
                    June 30,
                  ----------
                     1998                                                   $249,212
                     1999                                                    179,612
                     2000                                                    165,512
                     2001                                                    110,869
                     2002                                                     98,525
                     Thereafter                                               24,631

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 28 - COMMITMENTS (CONTINUED)

          On January 1, 1996, the Company entered into a long-term purchase agreement with a major vendor to supply the camera module for a product the Company sells. At June 30, 1997, future minimum payments under this contract, which is cancelable with four months notice, are as follows:

                  Years Ending
                      June 30,
                  ------------
                       1998                                          $ 4,337,130
                       1999                                            5,250,210
                       2000                                            1,902,250
                                                                     -----------

                       Total minimum contract payments               $11,489,590
                                                                     ===========

          The Company's total purchases under this agreement was $1,534,646 for the year ended June 30, 1997.

NOTE 29 - LITIGATION

          On or about July 7, 1995, the Company commenced litigation against a former officer and director of a corporate predecessor alleging certain improprieties on the part of such officer and seeking monetary compensation as a result thereof. Such defendant responded (in September 1995) by filing certain affirmative defenses and counterclaims against the Company and others and subsequently brought (together with certain of his family members) an action against the Company in the same court which action raised issues and claims substantially similar to those raised in the aforesaid counterclaims. The two actions were assigned to the same judge and the Company moved successfully to dismiss both the counterclaims and the second action. Leave to replead both claims were granted and amended counterclaims and an amended complaint were served and filed and the Company again successfully moved to dismiss both pleadings. Following the most recent dismissal, counsel for the Company and the aforesaid former officer entered into settlement discussions. Both the Company and defendant have agreed to dismiss all claims and counter claims against each other, and are awaiting for formal written releases to be executed.

NOTE 30 - SUBSEQUENT EVENTS

          In July, 1997, 110,000 non-statutory stock options were exercised for $80,300 ($.73 per share).

          On July 31, 1997, the Company issued $4,262,500 of 7% convertible debentures in exchange for $4,262,500 (including interest of $262,500) of 6% convertible debentures dated May 15, 1997 and June 13, 1997. (See Convertible Debentures.) The Company did not receive any cash proceeds from this transaction. The debentures, due July 31, 2000, are convertible into common shares at any time after September 14, 1997 at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion. Any debenture not so converted is subject to mandatory conversion on July 31, 2000.

          In August, 1997, the Company issued $5,000,000 of convertible debentures due August 2000 with interest at 6% per annum. The debentures are convertible into common shares at any time after 45 days from the date of issuance at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion. Any debenture not so converted is subject to mandatory conversion in August, 2000. The Company received cash proceeds of $4,293,750, net of related costs of $706,250.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996






NOTE 31 - UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

          The following unaudited proforma condensed combined statements of operations for the years ended June 30, 1997 and 1996 give retroactive effect of the acquisition of Empower, Inc. on April 1, 1997, which has been accounted for as a purchase. The unaudited proforma condensed combined statements of operations give retroactive effect to the foregoing transaction as if it had occurred at the beginning of each year presented. The proforma statements do not purport to represent what the Company's results of operations would actually have been if the foregoing transactions had actually been consummated on such dates or project the Company's results of operations for any future period or date.

          The proforma statements should be read in conjunction with the historical financial statements and notes thereto.

                          SWISSRAY INTERNATIONAL, INC.
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1996

                                  Swissray                                                       Proforma
                               International, Inc.       Empower, Inc.        Adjustments        As Adjusted
                               -------------------       -------------        -----------        -----------

             Revenues               $10,899,222          $8,813,949         $    --              $ 9,903,871

             Income (loss) before
               extraordinary
               items                $(2,311,112)         $   30,536          $(36,000)(1)        $(2,244,576)

             Net income (loss)      $(1,891,612)         $   30,536          $(36,000)(1)        $(1,897,076)

             Loss per share                                                                            $(.15)

             Weighted average number
               of shares outstanding                                                              13,054,749


                           SWISSRAY INTERNATIONAL, INC
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997

             Revenues               $11,133,745          $8,071,824          $   --             $ 19,205,569

             Loss before
               extraordinary
               items               $(10,434,180)         $ (235,736)         $(36,000)(1)       $(10,705,916)

             Net loss              $(10,821,694)         $ (235,736)         $(36,000)(1)       $(11,093,430)

             Loss per share                                                                            $(.69)

             Weighted average number
               of shares                                                                          15,877,571

             (1)  Adjustment to record amortization of goodwill

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------


                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Available Information............................................................................................ 2
Prospectus Summary............................................................................................... 3
Risk Factors..................................................................................................... 7
The Company......................................................................................................12
Determination of Offering Price..................................................................................12
Use of Proceeds..................................................................................................13
Market Prices and Dividend Policy................................................................................14
Capitalization...................................................................................................15
Dilution.........................................................................................................16
Selected Consolidated Financial Data.............................................................................16
Management's Discussion and Analysis Of Financial Condition and Results of Operations............................20
Business.........................................................................................................24
Management.......................................................................................................33
Stock Options Granted in 1997....................................................................................35
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values.................................36
Principal Stockholders...........................................................................................38
Certain Transactions.............................................................................................39
Selling Holders and Plan of Distribution.........................................................................39
Description of Capital Stock.....................................................................................41
Independent Auditors.............................................................................................44
Legal Matters....................................................................................................44
Index to Consolidated Financial Statements.......................................................................45

                               ------------------

_______________________________________________________________________________










                          SWISSRAY INTERNATIONAL, INC.








                               5,000,000 SHARES OF
                                  COMMON STOCK



________________________________________________________________________________


                                   PROSPECTUS

________________________________________________________________________________






                               _____________, 1997

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         SECURITIES AND EXCHANGE COMMISSION REGISTRATION
         FEE                                                        $2,175.00
         PRINTING EXPENSES.........................................      *
         ACCOUNTING FEES AND EXPENSES..............................      *
         LEGAL FEES AND EXPENSES...................................      *
         TRANSFER AGENT AND REGISTRATION FEES......................      *
         BLUE SKY FEES AND EXPENSES................................      *
         MISCELLANEOUS EXPENSES....................................      *
         ----------------------------------------------------------  --------

                                                                    $    *
                                                                    =========

------------------

     *   TO BE COMPLETED BY AMENDMENT.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled).

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person, made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

         Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

         The By-Laws of the Registrant provide for indemnification as follows:

         (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         The Certificate of Incorporation of the Registrant, as amended provides for indemnification as follows:

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         On May 20, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act for an aggregate consideration of $4,250,000. Placement agents were Interfinance Investment Co., Ltd., Berkshire Capital Management Corp. and Rolcan Finance Ltd. Net proceeds received by the Company after costs related to the financing were $4,000,000.

         On December 10, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S. Placement agent was Berkshire Capital Management Corp. Net proceeds received by the Company were $4,500,000.

         On December 13, 1996, the Registrant issued $3,800,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. The convertible debentures were convertible into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. The Registrant received net proceeds of $2,774,000.

         On January 10, 1997, the Registrant issued $3,500,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. Placement agent was IS-Targas Trading Ltd. Such convertible debentures were convertible into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. Net proceeds received by the Registrant were $3,085,000.

         On March 5, 1997, the Registrant issued 1,000,000 shares of Common Stock for an aggregate price of $2,000,000 to non-U.S. persons in reliance on Regulation S under the Securities Act. The placement agent for such shares was Rolcan Finance Ltd. The Registrant received net proceeds of $1,925,000.

         On April 28, 1997, the Registrant issued $2,000,000 aggregate principal amount of convertible debentures, which are convertible into shares of Common Stock of the Registrant at any time after a period of 12 months at a conversion price equal to the higher of 80% of the average closing bid price on the date of conversion or $2.50 per share. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 24th monthly anniversary of the date of issuance of such convertible debentures. The Registrant received net proceeds of $1,822,500.

         On each of May 15, 1997 and June 15, 1997, the Registrant issued $2,000,000 principal amount of 6% convertible debentures convertible into Common Stock on terms similar to those of the above mentioned issuance to accredited investors as defined in Rule 501(a) of Regulation D. Placement agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price for such convertible debentures was $4,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $528,610, the Registrant received an aggregate net amount of $3,458,890. Such convertible debentures were refinanced on July 31, 1997, with the proceeds of $4,262,500 principal amount of convertible debentures issued to non-U.S. persons under Regulation S.

         On July 31, 1997, the Registrant issued $4,262,500 of 7% convertible debentures. The proceeds of such issuance were used to refinance $4,000,000 principal amount of 6% convertible debentures dated May 15, 1997 and

June 13, 1997 plus interest. The Registrant did not receive any cash proceeds from this transaction. Such convertible debentures, due July 31, 2000, are convertible into shares of Common Stock at any time after September 14, 1997 at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion. Any such debentures not so converted are subject to mandatory conversion on July 31, 2000.

         On August 19, 1997, the Registrant issued $5,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Registrant. Placement Agent for such convertible debenture was Rolcan Finance Ltd. The aggregate offering price of the Convertible Debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Registrant received a net amount of $4,318,750. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. Fifty percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining 50% of the face value of the Convertible Debentures are convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the Convertible Debentures.

Exhibit No.       Description
-----------       -----------


2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc., SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others (Incorporated by reference to
                     Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Douglas Maxwell ("Maxwell"); Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1 Registrant's Certificate of Incorporation, dated December 20, 1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No. 0- 26972, effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.5                  Certificate of Merger of Direct Marketing Services, Inc.
                     and CGS Units Incorporated into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.6 Amendment to Registrant's Certificate of Incorporation, dated August 10, 1994 (Incorporated by reference to Exhibit
                     3.6 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7 Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.8 Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995 (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996)

3.9 Amendment to Registrant's Certificate of Incorporation, dated August 29, 1996 (Incorporated by reference to Exhibit
                     3.9 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10 Amendment to Registrant's Certificate of Incorporation, dated December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11 Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997 (Incorporated by reference to Exhibit
                     3.11 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30,
                     1997).

3.12 Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

5.1                  Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                     Registrant*/

10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

10.2 1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan.

10.3 Agreement, dated June 11, 1996 between the Registrant and Philips Medical Systems (Incorporated by reference to
                     Exhibit 10.3 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

--------
*/ To be filed by amendment.

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.5 Agreement, dated July 14, 1995, by and between Teleray AG and Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.6 Agreement, dated as of June 30, 1997, between the Registrant and Ruedi G. Laupper.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1                 Consent of Bederson & Company LLP

23.2                 Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5.1)

27                   FINANCIAL STATEMENT SCHEDULE


ITEM 17.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

1.  SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 20, 1997.



                                      SWISSRAY INTERNATIONAL, INC.




                                      By: /s/ Ruedi G. Laupper
                                          ----------------------
                                          Name: Ruedi G. Laupper
                                          Title: Chairman of the Board of
                                                 Directors, President &
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                               TITLE                                   DATE
         ---------                               -----                                   ----
/s/ Ruedi G. Laupper                    Chairman of the Board of                Dated: October 20, 1997
--------------------                    Directors, President & Chief
    Reudi G. Laupper                    Executive Officer


/s/ Josef Laupper                       Secretary, Treasurer and a Director     Dated: October 20, 1997
-----------------
    Josef Laupper

/s/ Herbert Laubscher                   Chief Financial Officer                 Dated: October 20, 1997
---------------------
    Herbert Laubscher

/s/ Ueli Laupper                        Vice President and a Director           Dated: October 20, 1997
----------------
    Ueli Laupper

/s/ Dr. Erwin Zimmerli                  Director                                Dated: October 20, 1997
----------------------
    Dr. Erwin Zimmerli


                                 EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc., SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others (Incorporated by reference to
                     Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Maxwell; Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1 Registrant's Certificate of Incorporation, dated December 20, 1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No. 0- 26972, effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.5                  Certificate of Merger of Direct Marketing Services, Inc.
                     and CGS Units Incorporated into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

3.6 Amendment to Registrant's Certificate of Incorporation, dated August 10, 1994 (Incorporated by reference to Exhibit
                     3.6 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7 Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.8 Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995 (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996)

3.9 Amendment to Registrant's Certificate of Incorporation, dated August 29, 1996 (Incorporated by reference to Exhibit
                     3.9 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10 Amendment to Registrant's Certificate of Incorporation, dated December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11 Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997 (Incorporated by reference to Exhibit
                     3.11 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30,
                     1997).

3.12 Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14,
                     1996).

5.1                  Opinion of Morgan, Lewis & Bockius LLP, counsel to the
                     Registrant*/

10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

10.2 1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan.

10.3 Agreement, dated June 11, 1996 between the Registrant and Philips Medical Systems (Incorporated by reference to
                     Exhibit 10.3 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

--------
*/ To be filed by amendment.

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.5 Agreement, dated July 14, 1995, by and between Teleray AG and Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.6 Agreement, dated as of June 30, 1997, between the Registrant and Ruedi G. Laupper.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1                 Consent of Bederson & Company LLP

23.2                 Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5.1)

27                   FINANCIAL STATEMENT SCHEDULES